Filed Pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 2 to Post-Effective	File No. 333-140934
Amendment No. 1 to Form SB-2/A on Form S-1
(to Prospectus Dated April 8, 2008)

Southwest Casino Corporation

12,663,389 Shares

of

Common Stock

This Prospectus Supplement No. 2 to Post-Effective Amendment No. 1 to Form SB-2/A on Form S-1 supplements the prospectus dated April 8, 2008 relating to the 12,663,389 shares of common stock of Southwest Casino Corporation that may be offered for sale for the account of several stockholders of Southwest Casino Corporation, their respective pledgees, assignees or successors-in-interest, as stated under the heading “Plan of Distribution” in the original prospectus.

This Prospectus Supplement No. 2 is being filed to update the original prospectus with respect to developments in Southwest Casino Corporation’s business that have occurred since the date of the original prospectus and to include in the prospectus Southwest Casino Corporation’s Current Reports on Form 8-K filed June 23, 2008; July 1, 2008; July 7, 2008; and July 8, 2008.  This Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized except in connection with, the original prospectus.  This Prospectus Supplement No. 2 is qualified by reference to the original prospectus, except to the extent that the information contained in this Prospectus Supplement No. 2 supersedes the information contained in the original prospectus.

Recent Developments

Attached hereto and incorporated by reference herein are the Current Reports on Form 8-K as filed with the Securities and Exchange Commission on June 23, 2008; July 1, 2008; July 7, 2008; and July 8, 2008.

The common stock offered involves a high degree of risk.  We refer you to “Risk Factors,” beginning on page 2 of the original prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 2 is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is July 9, 2008.

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 17, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 17, 2008, Southwest Casino Corporation (“Southwest”) entered into a Securities Purchase Agreement with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to which Southwest sold in a private placement an aggregate of 2,693,589 shares of its common stock with accompanying warrants to purchase 2,154,873 shares of its common stock at a price of $0.65 per unit, with each unit consisting of one share of common stock and a warrant to purchase .8 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $0.85 per share.  Southwest received net proceeds from this offering of approximately $1,644,336.00, after the deduction of estimated offering expenses.

The Securities Purchase Agreement provides that if Southwest determines to file a registration statement for its equity securities, participants in this offering will have the right to request inclusion of their common stock and shares of common stock issuable upon exercise of their warrants in the registration statement (piggy-back registration rights).

If Southwest issues common stock or securities convertible into common stock at an effective price below $0.65 per share before the 6 month anniversary of the date on which the shares sold in this offering can be sold in the public market under an effective registration statement or under SEC Rule 144 (the “Effective Date”), Southwest will issue additional shares of common stock to participants in this offering such that they receive the same purchase price per share as investors in the subsequent offering (a full ratchet adjustment).

Southwest agreed that if it sells additional shares of common stock before the 6 month anniversary of the Effective Date on terms less favorable to the Company than the terms of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement will be amended to incorporate those less favorable terms.  Also, if Southwest sells any debt or equity security convertible into its common stock before the 6 month anniversary of the Effective Date, investors in this offering may elect to exchange some or all of the common shares acquired in this offering for the convertible securities sold in the subsequent offering on a dollar-for-dollar basis.  If an investor elects to exchange their common shares, they will retain the right to purchase 50 percent of the corresponding shares subject to the warrant received in this offering.

The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable upon the occurrence of certain events, including stock splits, combinations and reclassifications.  Until the 4 month anniversary of the Effective Date, if Southwest issues any security with an effective price per share less than the $0.85 per share exercise price of the warrants, the exercise price will be reduced to that lower effective price per share and the number of shares issuable upon exercise of the warrant will be increased so that the aggregate exercise price for the warrant remains the same.  At any time that a registration statement covering the resale of the common shares issuable upon exercise of the warrant is not effective, warrantholders may exercise the warrant through a “cashless” or “net” exercise.  Warrant holders are not permitted to exercise their warrants to the extent their ownership of Southwest common stock would exceed 9.99% of the company’s outstanding common stock.

The company’s placement agent agreed to accept the cash portion of its placement agent commission in common stock and warrants on the same terms as the investors, which resulted in the placement agent receiving 136,911 shares of common stock and warrants to purchase an aggregate of 109,529 shares of common stock.  In addition, the placement agent received a warrant to purchase 88,992 shares of common stock that is exercisable for a period of five years at an exercise price of $1.00 per share.

2

The following officers and directors of Southwest participated in the private placement on the same terms as the other investors: James B. Druck, Chief Executive Officer and Director; Thomas E. Fox, President and Chief Operating Officer; Jeffrey S. Halpern, Vice President of Government Affairs; Tracie L. Wilson, Chief Financial Officer, and Gus A. Chafoulias, Director.  Each of Mr. Druck, Mr. Fox, Mr. Halpern and Ms. Wilson participated by investing the net proceeds (after taxes and other withholding) from deferred bonuses owed to them by the Company, resulting in a reduction in the Company’s outstanding liabilities to these officers of $165,000.

In addition, each of Mr. Druck, Mr. Fox, Mr. Halpern, Ms. Wilson, Mr. Chafoulias and the other members of Southwest’s Board of Directors entered into a Lock-up Agreement with Southwest under which they agreed not to sell or transfer any of their Southwest securities (except certain exempt transactions) until after the four month anniversary of the Effective Date. Other than with respect to the Securities Purchase Agreement, there are no material relationships between Southwest, on the one hand, and any of the other investors in the private placement, on the other hand.

The securities that were issued in this private placement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  Pursuant to the Securities Purchase Agreement, Southwest and the investor parties have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature.  If certain of its obligations are not met, Southwest has agreed to make pro-rata cash payments as liquidated damages to each investor.

The foregoing description of the terms and conditions of the Securities Purchase Agreement, Warrants and Lock-up Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of each agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities

As described in more detail above, on June 17, 2008, Southwest entered into a Securities Purchase Agreement with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to which Southwest agreed to sell in a private placement an aggregate of 2,693,589 shares of its common stock and warrants to purchase an aggregate of 2,154,873 shares of its common stock, at a purchase price of $0.65 per unit.  The warrants are exercisable for a period of five years at an exercise price of $0.85 per share.  Southwest received net proceeds from this offering of $1,644,336.00, after the deduction of estimated offering expenses.

The offer and sale of the securities was made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Additional information regarding the private placement is incorporated herein by reference to “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

3

Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Form of Securities Purchase Agreement dated as of June 17, 2008 by and among Southwest Casino Corporation and the purchasers named therein	Filed herewith
10.2	Form of Warrant dated June 16, 2007 issued by Southwest Casino Corporation to each of the purchasers party to the Securities Purchase Agreement	Filed herewith
10.3	Form of Lock-up Agreement dated June 17, 2008 by and among Southwest Casino Corporation and certain directors and executive officers	Filed herewith
99.1	Southwest Casino Corporation Press Release dated June 18, 2008.	Filed herewith

4

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: June 23, 2008

	By:	/s/ Thomas E. Fox
Nasme: Thomas E. Fox
Title: President

5

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 17, 2008, between Southwest Casino Corporation, a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Adverse Effect” shall have the meaning ascribed to such term in Section 4.20.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Article XI” means Article XI of the Articles of Incorporation.

“Articles of Incorporation” means the Articles of Incorporation of the Company as initially filed with the Secretary of State of the State of Nevada on November 28, 2001 and as amended on May 27, 2004, July 22, 2004 and July 14, 2005.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

 “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Oppenheimer Wolff & Donnelly LLP with offices located at Plaza VII, Suite 3300, 45 South Seventh Street, Minneapolis, MN 55402.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Discounted Purchase Price” shall have the meaning ascribed to such term in Section 4.18.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2(f).

“Effective Date” means the earlier of (a) the effective date of a Registration Statement registering all the Shares and Warrant Shares and (b) the date that all of Shares or Warrant Shares (assuming issuance upon cashless exercise) are eligible for resale under Rule 144, without volume or manner-of-sale restrictions; provided that if thereafter the requirement for the Company to be in compliance with the current public information required under Rule 144 in order to sell the Shares and Warrant Shares (assuming issuance upon cashless exercise) is not met, the Effective Date shall be tolled until such date that such requirements are no longer required or met.

“Escrow Agent” means Crown Bank, a Minnesota State bank, having an office at 601 Marquette Avenue, Minneapolis, MN 55402.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company and the Escrow Agent pursuant to which the Purchasers, shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) the Placement Agent Warrant and the Placement Agent Shares as described and set forth on Schedule 3.1(s), provided such securities are not amended or modified after the date hereof, (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company or the owner of an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (e) up to an amount of Common Stock and warrants equal to the difference between $3.5 million and the aggregate Subscription Amounts hereunder, on the same terms, conditions and prices as hereunder, with investors executing definitive agreements for the purchase of such securities and such transactions closing on or before the earlier of (i) July 15, 2008 or (ii) the date that a Registration Statement is filed with the Commission.

“FWS” means Feldman Weinstein & Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Gaming Authorities” means the Colorado Limited Gaming Control Commission (“CLGCC”), the Minnesota Racing Commission (“MRC”) and any other tribal, state or other domestic or foreign governmental authority that regulates any form of gaming and has jurisdiction over the Company or the Subsidiaries.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

 “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

 “Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and the directors and officers, in the form of Exhibit C attached hereto.

“Losses” shall have the meaning assigned to such term in Section 4.20.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Per Share Purchase Price” equals $0.65, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean the placement agent(s) to the Company in respect of the transactions contemplated hereunder as disclosed and set forth on Schedule 3.1(s) attached hereto.

“Placement Agent Agreement” means the Placement Agent Agreement(s) entered into between the Company and each Placement Agent.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

 “Registration Statement” means a registration statement filed pursuant to Section 4.20, registering the resale, by the Purchasers, of all of the Shares and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

 “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds; provided, however, that up to, in the aggregate among all of the Purchasers, not more than $150,000 may be in the form of accrued but unpaid bonuses or other employment compensation.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

 “Trading Day” means a day on which the principal Trading Market is open for trading.

 “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Warrants, the Lock-Up Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Interwest Transfer Co., Inc., with a mailing address of 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117 and a facsimile number of (801) 277-3147, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly,  agree to purchase, up to an aggregate of $3,500,000 of Shares and Warrants.  Each Purchaser shall deliver to the Escrow Agent via wire transfer or a certified check immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Shares and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of FWS or such other location as the parties shall mutually agree.

2.2           Deliveries.

(a)           On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii)          a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)          a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 80% of such Purchaser’s Shares, with an exercise price equal to $0.85, subject to adjustment therein; and

(v)           the Lock-Up Agreements.

(b)           On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by such Purchaser; and

(ii)           such Purchaser’s Subscription Amount by wire transfer to the Escrow Agent.

2.3           Closing Conditions.

(a)           The Company has the right, for any reason or for no reason, to reject the signature page to this Agreement and the Subscription Amount from any Purchaser.  The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)           the Company shall have received cash Subscription Amounts of at least $150,000, in the aggregate, from officers, directors, employees and/or friends or family thereof;  and

(vi)          from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the other transactions to which it is a party contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or application(s), if any, to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Securities for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iv) notice to, and approvals, if any, of, MRC and CLGCC (collectively, the “Required Approvals”).

(f)            Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of

Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)            Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property

Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)            Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)           Certain Fees.  Other than fees payable to each Placement Agent in accordance with the Placement Agent Agreement as set forth in detail on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)            Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v)           Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)            Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to its knowledge, any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole, in conjunction with the SEC Reports, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)         Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)         No General Solicitation.  Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2008.

(ff)           No Disagreements with Accountants and Lawyers.      There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)         Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ii)           Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  If such Purchaser is an entity, such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  If such Purchaser is not an individual, such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Each Purchaser who is an individual must also fill out an individual investor questionnaire provided by the Company and deliver such questionnaire at the Closing.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           FELONIES; DENIAL OF GAMING LICENSE.  EACH PURCHASER, AND IF SUCH PURCHASER IS AN ENTITY EACH PERSON WHO CONTROLS SUCH PURCHASER (WITHIN THE MEANING OF SECTION 15 OF THE SECURITIES ACT AND SECTION 20 OF THE EXCHANGE ACT), (A) HAS NOT BEEN CONVICTED OF A FELONY IN ANY U.S. OR FOREIGN JURISDICTION, WHICH CONVICTION HAS NOT BEEN SUBSEQUENTLY OVERTURNED ON APPEAL AND (B) HAS NOT BEEN FOUND UNSUITABLE FOR, DENIED, OR, AFTER GRANT, HAD REVOKED OR SUSPENDED, ANY LICENSE OR OTHER AUTHORIZATION TO PARTICIPATE IN THE GAMING INDUSTRY ISSUED BY ANY GOVERNMENTAL AUTHORITY INCLUDING, WITHOUT LIMITATION, NIGC, ANY TRIBE OR TRIBAL GAMING AUTHORITY, CLGCC OR MRC.

(h)           GAMING AUTHORITIES.  EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH PURCHASER’S INVESTMENT IN THE SECURITIES PURSUANT TO THIS AGREEMENT MAY SUBJECT SUCH PURCHASER TO SCRUTINY BY THE GAMING AUTHORITIES.  EACH PURCHASER FURTHER ACKNOWLEDGES THAT IF SUCH PURCHASER BECOMES A BENEFICIAL OWNER OF FIVE PERCENT (5%) OR MORE OF THE OUTSTANDING COMMON STOCK, SUCH PURCHASER MAY BECOME SUBJECT TO ENHANCED SCRUTINY BY THE GAMING AUTHORITIES.  UNDER CLGCC RULES, THE COMPANY MUST DISCLOSE TO THE CLGCC ANY HOLDER OF FIVE PERCENT (5%) OR MORE OF THE OUTSTANDING COMMON STOCK AND CLGCC MAY THEN DETERMINE WHETHER TO PERFORM A BACKGROUND INVESTIGATION OF THAT STOCKHOLDER.  IN ADDITION, THE COMPANY MUST DISCLOSE TO CLGCC ANY HOLDER OF TEN PERCENT (10%) OR MORE OF ITS OUTSTANDING COMMON STOCK AND THAT HOLDER MUST FILE AN APPLICATION FOR A FINDING OF SUITABILITY WITH CLGCC.  AS PROVIDED IN THE ARTICLES OF INCORPORATION, EACH PURCHASER COVENANTS AND AGREES TO PROMPTLY PROVIDE INFORMATION AND MATERIALS THAT ARE REQUIRED BY THE GAMING AUTHORITIES AND TO COMPLY WITH ANY OTHER REQUIREMENTS OF THE GAMING AUTHORITIES AND AGREES TO DO SO AT THE PURCHASER’S EXPENSE.

(i)            REDEMPTION RIGHT OF COMPANY.  EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, AS SET FORTH IN ARTICLE XI, (A) IF SUCH PURCHASER REFUSES TO PROVIDE ANY INFORMATION REQUESTED BY THE GAMING AUTHORITIES, OR (B) IF THE BOARD OF DIRECTORS OF THE COMPANY MAKES A REASONABLE, GOOD FAITH DETERMINATION, IN RESPONSE TO A WRITTEN REQUEST OR NOTICE FROM THE GAMING AUTHORITIES TO THE COMPANY OR SUCH PURCHASER, THAT THE CONTINUED OWNERSHIP OF THE SECURITIES BY SUCH PURCHASER MAY RESULT IN (1) THE DISAPPROVAL OR NON-RENEWAL OF ANY GAMING CONTRACT OR (2) THE DISAPPROVAL, LOSS, MODIFICATION, NON-RENEWAL OR NON-REINSTATEMENT OF ANY GAMING LICENSE, APPROVAL, FRANCHISE OR CONSENT FROM ANY GAMING AUTHORITY, THE COMPANY HAS THE RIGHT TO REDEEM ANY SECURITIES HELD BY SUCH PURCHASER IN ACCORDANCE WITH ARTICLE XI.  AS PROVIDED UNDER ARTICLE XI, THE COMPANY MUST PROVIDE AT LEAST 30 DAYS PRIOR WRITTEN NOTICE TO THE PURCHASER BEFORE REDEEMING THE SECURITIES AND PURCHASER HAS THE RIGHT, DURING THAT 30 DAY PERIOD, TO DISPOSE OF THE SECURITIES OF ITS OWN ACCORD.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than (i) pursuant to an effective registration statement or Rule 144, (ii) to the Company or (iii) to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANY TRANSFER OF THIS SECURITY OR THE SECURITIES INTO WHICH IT IS CONVERTIBLE IS, TO THE EXTENT REQUIRED, SUBJECT TO THE PRIOR WRITTEN APPROVAL OF THE COLORADO LIMITED GAMING CONTROL COMMISSION, THE MINNESOTA RACING COMMISSION AND ANY OTHER STATE, FEDERAL AND/OR TRIBAL REGULATORY AUTHORITIES AS MAY HAVE JURISDICTION OVER THE ISSUER, ITS SHAREHOLDERS AND/OR ITS SECURITIES, AND ANY ATTEMPTED TRANSFER WITHOUT SUCH APPROVAL SHALL BE NULL AND VOID.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an

“accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.20, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including a Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2           Furnishing of Information; Public Information.

(a)           If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day thereafter an amount equal to 2.0% until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity.  The Company shall, (i) by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (ii) by 8:30 a.m. New York time on the fourth Trading Day immediately following the date hereof issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with (i) any registration statement contemplated by Section 4.20 of this Agreement and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7           Use of Proceeds.  Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents (except pursuant to Article XI or as provided in Section 2.1(c) herein) or (c) the settlement of any outstanding litigation.

4.8           Indemnification of Purchasers.   Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.9           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10         Listing of Common Stock. The Company hereby agrees to use good faith commercially reasonable efforts to maintain the listing or quotation of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date and the first anniversary of the Closing Date) to list or quote all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11         Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the

Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12         [RESERVED].

4.13         Subsequent Equity Sales.

(a)           From the date hereof until 45 days after the Effective Date and including the proceeds from the sale of Securities hereunder, neither the Company nor any Subsidiary shall issue shares of Common Stock, Common Stock Equivalents or Indebtedness (other than trade payables in the ordinary course) with proceeds in excess of, in the aggregate among all sales during such period, $3.5 million.

(b)           From the date hereof until the date that is the 12 month anniversary of the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)           From the date hereof until the 6 month anniversary of the Effective Date, if the Company effects any issuance by the Company or any of its Subsidiaries of Common Stock (a “Subsequent Financing”), if any terms of such Subsequent Financing are less favorable to the Company than the terms granted under the Transaction Documents, unless waived in writing by a Purchaser, the terms of the Transaction Documents shall be amended to incorporate such less favorable terms to the Company for the benefit of such Purchaser and, if warrants, option or other consideration was paid to the investors in connection with the Subsequent Financing that are less favorable to the Company than the issuance of the Warrants hereunder, such additional securities shall be issued to each Purchaser, unless waived in writing by such Purchaser, to the extent that each Purchaser receives terms identical to the investors in the Subsequent Financing.  By way of example, if the Company undertakes a Subsequent Financing of $100,000 of Common Stock and 100% warrant coverage and no other terms that are less favorable to the Company, the Company shall issue each Purchaser additional common stock purchase warrants such that the aggregate warrant coverage issued hereunder is 100% and the terms of the warrants issued shall have the terms most favorable to the

Purchasers.   From the date hereof until the 6 month anniversary of the Effective Date, if the Company effects any issuance by the Company or any of its Subsidiaries of Common Stock Equivalents or Indebtedness (other than trade payables in the ordinary course) (a “CSE Subsequent Financing”), each Purchaser may elect, in its sole discretion, to exchange all or some of the Shares and 50% of the Warrants (pro-rata in proportion to the Shares exchanged) then held by such Purchaser for any securities issued in a CSE Subsequent Financing on a $1.00 for $1.00 basis (that is, for each $1.00 of Subscription Amount paid for the Shares on the Closing and surrendered by the Purchaser, the Purchaser shall receive $1.00 of units in such CSE Subsequent Financing) based on the Subscription Amount of such Shares on the Closing, along with any liquidated damages and other amounts owing thereon, and the effective price at which such securities were sold in such CSE Subsequent Financing.  By way of example, if the Company undertakes a CSE Subsequent Financing of $100,000 of preferred stock and warrants, the Purchaser shall have the right, but not the obligation, in its sole discretion, to purchase $100,000 of preferred stock and warrants of such CSE Subsequent Financing by surrendering Shares purchased hereunder for a Subscription Amount of $100,000 and 50% of the Warrants issued to such Purchaser as a result of such Subscription Amount.  Notwithstanding anything to the contrary, in lieu of surrendering any Warrants hereunder, a Purchaser may elect to keep the Warrants otherwise required to be surrendered in lieu of a 1 for 1 set off of warrant shares or option shares issuable to such Purchaser pursuant to a CSE Subsequent Financing.

(d)           Notwithstanding the foregoing, Section 4.13(a) and 4.13(c) shall not apply in respect of an Exempt Issuance.

4.14         Short Sales and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period commencing with the Discussion Time until the earlier of (a) the Effective Date and (b) the 4 month anniversary of the date hereof (the “Restriction Period”).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the Restriction Period.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.16         Capital Changes.  Until the one-year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares.

4.17         Delivery of Securities After Closing.  The Company shall deliver, or cause to be delivered, the respective Securities purchased by each Purchaser to such Purchaser within 3 Trading Days of the Closing Date.

4.18         Per Share Purchase Price Protection.  From the date hereof until the 6 month anniversary of the Effective Date, if in connection with any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents, the Company or any Subsidiary shall issue any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share less than the Per Share Purchase Price (subject to reverse and forward stock splits and the like) (the “Discounted Purchase Price,” as further defined below), the Company shall issue to such Purchaser that number of additional shares of Common Stock equal to (a) the Subscription Amount paid by such Purchaser at the Closing divided by the Discounted Purchase Price, less (b) the Shares issued to such Purchaser at the Closing pursuant to this Agreement.  The term “Discounted Purchase Price” shall mean the amount actually paid in consideration by third parties for each share of Common Stock.  The sale of Common Stock Equivalents shall be deemed to have occurred at the time of the issuance of the Common Stock Equivalents and the Discounted Purchase Price covered thereby shall also include the actual exercise or conversion price thereof at the time of the conversion or exercise (in addition to the consideration per share of Common Stock underlying the Common Stock Equivalents received by the Company upon such sale or issuance of the Common Stock Equivalents).  If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors.  The Company shall not refuse to issue a Purchaser additional Shares hereunder based on any claim that such Purchaser or any one associated or affiliated with such Purchaser has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining an issuance hereunder shall have been sought and obtained and the Company posts a surety bond for the benefit of such Purchaser in the amount of 150% of the market value of such Shares (based on the VWAP of the Common Stock on the date of the event giving rise to the Company’s obligation hereunder), which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent it obtains judgment.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver Shares hereunder and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  On the date of closing of any transaction pursuant to which securities are issued for a Discounted Purchase

Price, the Company shall give the Purchasers written notice thereof.  Notwithstanding anything to the contrary herein, this Section 4.18 shall not apply to an Exempt Issuance.

4.19         Redemption of Common Stock In Accordance With Article XI.  The Company shall exercise the right to redeem the Securities, as set forth in Section 3.2(i), in accordance with Article XI.  As provided in Article XI, the Company shall provide at least 30 days prior written notice to the Purchaser prior to redeeming the Securities and, during such 30-day period, the Purchaser has the rights to dispose of such Securities of its own accord.  The Company shall not redeem any of the Securities unless (a) a Purchaser refuses to provide any information requested by the Gaming Authorities or (b) the board of directors of the Company makes a reasonable, good faith determination, in response to a written request or notice from the Gaming Authorities to the Company or such Purchaser, that the continued ownership of the Securities by such Purchaser may result in (1) the disapproval or non-renewal of any gaming contract or (2) the disapproval, loss, modification, non-renewal or non-reinstatement of any gaming license, approval, franchise or consent from any gaming authority.

4.20         Piggy-Back Registration Rights. If at any time after the date hereof, the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send a written notice of such determination to each Purchaser and, if within ten calendar days after the date of delivery of such notice, any such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares and Warrant Shares as the Purchaser requests to be registered so long as such Shares and Warrant Shares are proposed to be disposed in the same manner as those securities set forth in the Registration Statement; provided, however, if the offering is an underwritten offering and was initiated by the Company or at the request of a shareholder, and if the managing underwriters advise the Company that the inclusion of Shares or Warrant Shares requested to be included in the Registration Statement would cause an adverse effect on the success of any such offering, based on market conditions or otherwise (an “Adverse Effect”), then the Company shall be required to include in such Registration Statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (a) first, the securities of the Company and (b) second, the shares, including the Shares and Warrant Shares, of all shareholders, on a pro rata basis, requesting registration and whose shares the Company is obligated by contract to include in the Registration Statement; provided, further, however, to the extent that all of the Shares and Warrant Shares are not included in the initial Registration Statement, the Purchaser shall have the right to request the inclusion of its Shares and Warrant Shares in subsequent Registration Statements until all such Shares have been registered in accordance with the terms hereof and all such Warrant Shares have been registered in accordance with the terms thereof.  If the offering in which the Shares and Warrant Shares is being included in a Registration Statement is a firm commitment underwritten offering, unless otherwise agreed by the Company, the Purchaser shall sell its Shares and Warrant Shares in such offering using the same underwriters and, subject to the provisions hereof, on the same terms and conditions as the other shares of Common Stock that are included in such underwritten offering.  The Company shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission and to remain effective until all Shares and Warrant Shares subject thereto have been sold.  All fees and expenses incident to the performance of or compliance with this Section 4.20 by the Company shall be borne by the Company whether or not any Shares or Warrant Shares are sold pursuant to the Registration Statement.  The Company shall indemnify and hold harmless the Purchaser, the officers, directors, members, partners, agents, brokers, investment advisors and employees of each of them, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, the “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4.20, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (i) above are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Shares and Warrant Shares and was reviewed and expressly approved in writing by the Purchaser expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto. The rights of the Purchaser under this Section 4.20 shall survive until all Shares and Warrant Shares have been either registered under a Registration Statement or are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without volume or manner-of-sale restrictions.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 30, 2008; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  At the Closing, the Company has agreed to reimburse Whalehaven Capital Management Fund Ltd (“Whalehaven”) the non-accountable sum of $15,000 for its legal fees and expenses, $5,000 of which has been paid prior to the Closing.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice.

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through FWS.  FWS does not represent all of the Purchasers but only Whalehaven. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.18         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19         Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.21         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOUTHWEST CASINO CORPORATION	Address for Notice: 2001 Killebrew Drive, Suite 350 Minneapolis, MN 55425
By:	Fax:
Name: Thomas E. Fox	(952) 853-9991
Title: President

With a copy to (which shall not constitute notice): Oppenheimer Wolff & Donnelly LLP Attn: William Kaufman, Esq. Plaza VII, Suite 3300 35 South Seventh Street Minneapolis, MN 55402

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SWCC SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $

Number of Shares (which shall not exceed 9.99% of the issued and outstanding Common Stock after giving effect to the sale of Shares hereunder):

Number of Warrant Shares:

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ANY TRANSFER OF THIS SECURITY OR THE SECURITIES INTO WHICH IT IS EXERCISABLE IS, TO THE EXTENT REQUIRED, SUBJECT TO THE PRIOR WRITTEN APPROVAL OF THE COLORADO LIMITED GAMING CONTROL COMMISSION, THE MINNESOTA RACING COMMISSION AND ANY OTHER STATE, FEDERAL AND/OR TRIBAL REGULATORY AUTHORITIES AS MAY HAVE JURISDICTION OVER THE ISSUER, ITS SHAREHOLDERS AND/OR ITS SECURITIES, AND ANY ATTEMPTED TRANSFER WITHOUT SUCH APPROVAL SHALL BE NULL AND VOID.

COMMON STOCK PURCHASE WARRANT

SOUTHWEST CASINO CORPORATION

Warrant Shares:	Initial Exercise Date: June 16, 2008

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received,                                 (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Southwest Casino Corporation, a Nevada corporation (the “Company”), up to              shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 17, 2008, among the Company and the purchasers signatory thereto.

Section 2.               Exercise.

a)            Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company must have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 2 Business Days of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.85, subject to adjustment hereunder (the “Exercise Price”).

c)             Cashless Exercise. From the Initial Exercise Date until the Termination Date, if there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

 (A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) =  the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)            Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided the provisions of this Section 2(d) shall continue to apply.  Any such decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

e)            Mechanics of Exercise.

i.      Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the second Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day following the Warrant Share Delivery Date until such certificates are delivered.

ii.     Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.    Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(e)(i) by the second Trading Day following the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

iv.    Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the second Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.     No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.    Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.   Closing of Books.  The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.              Certain Adjustments.

a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Subsequent Equity Sales. From the Initial Exercise Date until the 4 month anniversary of the Effective Date, if the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then, the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.  The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c)             Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the

Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)            Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)             Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the

Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, this Warrant shall terminate at closing of the Fundamental Transaction and the Company or any successor entity shall pay the Holder an amount in cash equal to the difference in value between the Exercise Price and the per share cash consideration paid for Common Stock upon consummation of the Fundamental Transaction, and (2) in the event of a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Holder may elect (a) for this Warrant to terminate at closing of the Fundamental Transaction and have the Company or any successor entity pay an amount in cash equal to the difference in value between the Exercise Price and the per share cash consideration paid for Common Stock upon consummation of the Fundamental Transaction, or (b) to receive a new warrant from the Company or any successor entity in accordance with this Section 3(e).

f)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)            Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4.              Transfer of Warrant.

a)              Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)             Warrant Register. The Company shall record this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, (i) furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) comply with the provisions of Section 5.7 of the Purchase Agreement.

Section 5.               Miscellaneous.

a)             No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)             Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)            Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action that  would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)             Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)             Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)             Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)            Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)             Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders holding Warrants at least equal to 67% of the Warrant Shares issuable upon exercise of all then outstanding Warrants.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)             GAMING AUTHORITIES.  EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH PURCHASER’S INVESTMENT IN THE WARRANT AND WARRANT SHARES PURSUANT TO THIS AGREEMENT MAY SUBJECT SUCH PURCHASER TO SCRUTINY BY THE GAMING AUTHORITIES.  EACH PURCHASER FURTHER ACKNOWLEDGES THAT IF SUCH PURCHASER BECOMES A BENEFICIAL OWNER OF FIVE PERCENT (5%) OR MORE OF THE OUTSTANDING COMMON STOCK, SUCH PURCHASER MAY BECOME SUBJECT TO ENHANCED SCRUTINY BY THE GAMING AUTHORITIES.  NIGC IS CURRENTLY ENGAGED IN A BACKGROUND INVESTIGATION OF THE COMPANY AND NIGC HAS INFORMED THE MANAGEMENT OF THE COMPANY THAT ANY HOLDER OF FIVE PERCENT (5%) OR MORE OF THE OUTSTANDING COMMON STOCK MUST SUBMIT AN APPLICATION FOR A BACKGROUND INVESTIGATION BY NIGC.  UNDER CLGCC RULES, THE COMPANY MUST DISCLOSE TO THE CLGCC ANY HOLDER OF FIVE PERCENT (5%) OR MORE OF THE OUTSTANDING COMMON STOCK AND CLGCC MAY THEN DETERMINE WHETHER TO PERFORM A BACKGROUND INVESTIGATION OF THAT STOCKHOLDER.  IN ADDITION, THE COMPANY MUST DISCLOSE TO CLGCC ANY HOLDER OF TEN PERCENT (10%) OR MORE OF ITS OUTSTANDING COMMON STOCK AND THAT HOLDER MUST FILE AN APPLICATION FOR A FINDING OF SUITABILITY WITH CLGCC.  AS PROVIDED IN THE ARTICLES OF INCORPORATION, EACH PURCHASER COVENANTS AND AGREES TO PROMPTLY PROVIDE INFORMATION AND MATERIALS THAT ARE REQUIRED BY THE GAMING AUTHORITIES AND TO COMPLY WITH ANY OTHER REQUIREMENTS OF THE GAMING AUTHORITIES AND AGREES TO DO SO AT THE PURCHASER’S EXPENSE.

p)             REDEMPTION RIGHT OF COMPANY.  EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, AS SET FORTH IN ARTICLE XI, (A) IF SUCH PURCHASER REFUSES TO PROVIDE ANY INFORMATION REQUESTED BY THE GAMING AUTHORITIES, OR (B) IF THE BOARD OF DIRECTORS OF THE COMPANY MAKES A REASONABLE, GOOD FAITH DETERMINATION, IN RESPONSE TO A WRITTEN REQUEST OR NOTICE FROM THE GAMING AUTHORITIES TO THE COMPANY OR

SUCH PURCHASER, THAT THE CONTINUED OWNERSHIP OF THE SECURITIES BY SUCH PURCHASER MAY RESULT IN (1) THE DISAPPROVAL OR NON-RENEWAL OF ANY GAMING CONTRACT OR (2) THE DISAPPROVAL, LOSS, MODIFICATION, NON-RENEWAL OR NON-REINSTATEMENT OF ANY GAMING LICENSE, APPROVAL, FRANCHISE OR CONSENT FROM ANY GAMING AUTHORITY, THE COMPANY HAS THE RIGHT TO REDEEM ANY WARRANT AND WARRANT SHARES HELD BY SUCH PURCHASER IN ACCORDANCE WITH ARTICLE XI.  AS PROVIDED UNDER ARTICLE XI, THE COMPANY MUST PROVIDE AT LEAST 30 DAYS PRIOR WRITTEN NOTICE TO THE PURCHASER BEFORE REDEEMING THE WARRANT AND WARRANT SHARES AND PURCHASER HAS THE RIGHT, DURING THAT 30 DAY PERIOD, TO DISPOSE OF THE WARRANT AND WARRANT SHARES OF ITS OWN ACCORD.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SOUTHWEST CASINO CORPORATION

By:
Name:
Title:

NOTICE OF EXERCISE

TO:         SOUTHWEST CASINO CORPORATION

(1)   The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [        ] all of or [              ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                              .

		Dated:	,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

June 17, 2008

Each Purchaser referenced below:

Re:                               Securities Purchase Agreement, dated as of May 30, 2008 (the “Purchase Agreement”), between Southwest Casino Corporation, a Nevada corporation (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement.  Pursuant to Section 2.2 of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until the 4 month anniversary of the Effective Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the “Securities”).  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.  In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement.

Notwithstanding anything to the contrary contained in this Letter Agreement, the undersigned may transfer her or his Common Stock or Common Stock Equivalents: (a) to his or her trusts, or spouses and lineal descendants for estate planning purposes, (b) pursuant to bona fide gift, or (c) to the extent any shares subject to this lock-up agreement are held by a partnership, limited liability company or corporation (the “Entity”), the Entity may distribute those shares to its partners, members or shareholders in proportion to the partners’, members’ or shareholders’ proportionate ownership interest in the Entity and, only upon a liquidation of such Entity, up to, in the aggregate among all such distributions, 355,000 of such shares (subject to adjustment for reverse and forward stock splits and the like, distributed to partners, members or shareholders who are not a signatory to this Agreement (such shares, “Unrestricted Shares”) will no longer be subject to the provisions of this Agreement.  Except with regard to the Unrestricted Shares, as a condition to any of the aforementioned transfers, the transferee (or the legal representative of the transferee) must first agree to be bound by all of the terms and conditions of this Letter Agreement in connection with any potential resale of the Common Stock or Common Stock Equivalents so transferred.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in Utah and the courts of the State of Utah, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all certificated Securities beneficially owned by the undersigned and identified as such on the stock register maintained by the Transfer Agent until the end of the Restriction Period.  Except, that Transfer Agent shall have no liability under this Agreement in connection with any security that does not contain a restrictive legend stating that the securities are subject to the lock-up provisions of this Agreement.  This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company

Address for Notice:

Number of shares of Common Stock

Number of shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

SOUTHWEST CASINO CORPORATION

By:
Name:
Title:

Acknowledged and agreed to
as of the date set forth above:

[insert name of Transfer Agent]

By:
Name:
Title:

Exhibit 99.1

CORPORATION

Southwest Casino Corporation Raises more than $1.6 million

in Private Placement of Securities

MINNEAPOLIS—(June 18, 2008)—Southwest Casino Corporation (OTCBB:SWCC - News) today announced that it has raised in excess of $1.6 million from the sale of its common stock with accompanying warrants.  Southwest closed a private placement of its securities to select institutional and accredited investors on June 17, 2008.  The Company sold approximately 2.69 million shares of common stock at a purchase price of $0.65 per share.  In addition, the Company issued warrants to purchase 0.8 shares of its common stock for each share of common stock purchased, or approximately 2.15 million shares.  The warrants have an exercise price of $0.85 per share and a five-year term.  Midtown Partners & Co., LLC acted as sole placement agent in connection with the transaction and received their fee in shares of the Company’s common stock and warrants.  In consideration for their services, Southwest will issue to Midtown Partners approximately 134,000 shares of common stock with warrants to purchase approximately 109,000 shares on the same terms as the offering and warrants to purchase approximately 89,000 additional shares at a price of $1.00 per share.

The securities sold in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the United States Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements.  This Press Release does not constitute an offer to sell or solicitation of an offer to buy any securities and is being issued under Rule 135c of the Securities Act of 1933.

About Southwest Casino Corporation

Southwest Casino Corporation develops, owns, operates, manages and provides consulting services to casinos, gaming facilities and related amenities.  Southwest owns and operates the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple Creek, Colorado.  Southwest owns a 50 percent membership interest in North Metro Harness Initiative, LLC, which operates Running Aces Harness Park in Columbus, Minnesota on the north side of the Twin Cities Metropolitan Area.  Southwest’s corporate offices are located at 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota 55425.

CONTACT:	Southwest Casino Corporation
Thomas E. Fox
President
952-853-9990
tefox@swcasino.com

Investor Relations
Strategic Growth International
Stan Altschuler or Richard Cooper
212-838-1444 Tel.
saltschuler@sgi-ir.com
rcooper@sgi-ir.com
www.sgi-ir.com

OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Approval: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response………………5.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 25, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 25, 2008, Southwest Casino Corporation entered into a Modification and Extension of Consulting Agreement (the “Agreement”) with Operadora Dominicana Macao, S.A., a subsidiary of Palace Resorts, under which Southwest will manage the casino at the Moon Palace Casino, Golf and Spa Resort in Punta Cana, Dominican Republic.  The casino will be part of a 1700-room, all-inclusive luxury resort that Palace Resorts is constructing on the far eastern tip of the Dominican Republic.  Palace Resorts plans to open the resort in Fall 2008.  Southwest has been consulting with Palace Resorts on the design, development and operation of the casino since September 2007.

Under the new Agreement, Southwest will continue to assist Palace Resorts in all phases of design, game selection, training and equipping the casino as a consultant and then manage the casino for five years after it opens in late 2008 or early 2009.  As manager, Southwest will be responsible for all aspects of casino operations including equipping and maintaining the casino, internal controls and accounting, budgeting, casino employment, security and compliance.  Southwest will work with Palace Resorts to market the casino and the resort as a gaming destination.  Southwest previously received a consulting fee of $50,000 per month under a Consulting Agreement that would have terminated in August 2008.  Under the Modification and Extension of Consulting Agreement, Southwest will continue to receive a $50,0000 monthly consulting fee until the casino opens.

Beginning in the first full calendar month after the casino opens, Southwest will receive management fees equal to 5 percent of net casino revenue (as defined in the Agreement).  If the 5 percent management fee is less than $100,000 in any month, Southwest will receive a minimum management fee of $100,000.  The amount by which the 5 percent management fee is less than $100,000 in any month will then be deducted from the management fee due in any month when 5 percent of net casino revenue exceeds $100,000.  All amounts due to Southwest in excess of $100,000 per month will be paid to Southwest by Palace Resorts after delivery and acceptance of the annual audit of the casino operations.

Southwest or Palace Resorts may terminate the Agreement if (a) any payment is not made within 10 days of the due date, (b) any material default is not cured within 30 days after notice, (c) upon bankruptcy or insolvency of the other party, (d) Southwest loses any license required to perform its services under the agreement, or (e) after review, Palace determines that Southwest does not have adequate insurance in place.  Palace Resorts may also terminate the Agreement if, after the second full year of operations, net casino revenues are more than 30 percent below budget or if at the end of a 6-month period the casino’s win percentage for certain games is 25 percent or more below the reported win percentage for the Las Vegas strip.

Southwest has agreed to indemnify Palace Resorts against claims rising from its bad faith, willful misconduct, willful negligence or fraud.  The foregoing description of the terms and conditions of the Modification and Extension of Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the press release announcing entry into this agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Modification and Extension of Consulting Agreement between Southwest Casino Corporation and Operadora Dominicana Macao, S.A. dated June 25, 2008.	Filed herewith
99.1	Southwest Casino Corporation Press Release dated June 26, 2008.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: July 1, 2008
	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President

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Exhibit 10.1

MODIFICATION AND EXTENSION

OF

CONSULTING AGREEMENT

Southwest Casino Corporation, a Nevada corporation (“Southwest”), and Operadora Dominicana Macao, S.A., a corporation organized and existing under the laws of the Dominican Republic (“PR”), enter into this Modification and Extension of Consulting Agreement (“Agreement”) effective June 25, 2008 (the “Effective Date”).  This Agreement extends and modifies the prior Consulting Agreement between Southwest and PR that was effective September 20, 2007 (the “Original Agreement”).  This Agreement amends and restates the Original Agreement in its entirety.

BACKGROUND

A.                                    PURPOSE.  This Agreement states the terms and conditions under which PR and Southwest agree to extend and modify the existing consulting relationship between Palace Resorts and Southwest, under which Southwest is providing Palace Resorts consulting services related to a gaming operation (the “Casino”) owned and operated by PR in Punta Cana in the Dominican Republic.

B.                                    GOAL AND OBJECTIVE.  The goals and objectives of this Agreement are to extend the period during which Southwest will provide consulting services resulting in the successful opening of  the Casino and to state the terms and conditions under which Southwest will provide consulting/management services to PR after the opening of the Casino. Southwest’s consulting expertise will specifically include, but is not limited to, providing PR with advice regarding pre-opening development of the Casino, pre-opening marketing, staffing advice, advice regarding the Casino floor layout, and providing advice with respect to the number and type of gaming equipment for the Casino and ensuring that all gaming equipment, including slot machines, are ordered, installed, and operational during the first quarter of 2009.  It is acknowledged by the parties that it is PR’s responsibility to specifically approve all plans and provide all funds for the development of the Casino and purchase of the aforementioned gaming equipment.  Upon opening, Southwest will then manage and consult with PR regarding all operations of the Casino and endeavor to develop and expand PR’s gaming market in Punta Cana while running an efficient gaming operation, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by Southwest and PR, the parties hereby agree as follows:

AGREEMENT

1.              CONSULTING AND MANAGEMENT SERVICES.  PR engages Southwest to provide consulting and management services to PR in connection with the Casino, and Southwest agrees to provide such consulting and management services to PR in connection with the Casino, on the terms and conditions stated in this Agreement.  Southwest’s advise given to PR during the term of this Agreement will be revised from time-to-time, as necessary, based on changes in law, circumstances, and prevailing industry standards.

2.              TERM.  The term of this Agreement begins on the Effective Date and extends until the fifth anniversary of the first day of the first full calendar month during which the Casino is open to the public (the “Casino Opening Date”), unless otherwise terminated earlier under Section 14 of this Agreement.  PR and Southwest agree to enter into discussions at least 180 days before the end of

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the initial term regarding the possible extension of their management relationship after the initial term.

3.              TIME SCHEDULE.  Beginning thirty (30) days after the Effective Date of this Agreement (or sooner if requested by PR) and continuing on a monthly basis thereafter, Southwest and PR will meet and discuss the progress of this engagement and the time deadlines for the development of the Casino and the proposed Casino Opening Date.  At such times the parties will agree to any additional or modified deadlines, and modifications hereto to the extent necessary.

4.              PRE-OPENING CONSULTING SERVICES.

4.1                               Development.  Southwest will assist in the development of, and review plans for, and assist in the implementation of any capital improvement plans for the Casino, including facility design or modifications, equipment selection and purchasing, negotiations with vendors, ordering, set-up and testing of the gaming equipment.  This review will include a cost/benefit analysis or other appropriate method of analyzing the economic effects of all capital improvements.  Copies of any such analysis will be provided to PR promptly.  PR will cause the Casino space to be constructed and all capital improvements, other than installation of gaming equipment, to be completed no later than thirty (30) days before the planned opening date so that Southwest has adequate time to equip the Casino, interview, hire and train Casino personal, in order to permit Casino operations to begin during the first quarter of 2009.

4.2                               Accounting, Internal Controls, Licensing and Procedures.

4.2.A                   Southwest will advise PR regarding the establishment and implementation of accounting and other internal control systems and operations, employee and compliance manuals, and review and provide input to PR regarding the operation of the accounting and internal control systems and the adequacy of the operations, employee and compliance manuals established for the Casino.  Southwest’s review will include working with PR to determine all applicable legal requirements in the Dominican Republic and any other applicable jurisdictional, governmental or quasi-governmental body having regulatory authority over the Casino and its operations and personnel, and licensing with respect thereto, and the implementation of adequate procedures and practices to maintain compliance by the Casino.  In addition, Southwest will provide PR with advice and assistance during the licensing phase of the opening process, to enable PR to commence operation in accordance with the timetable set forth herein, in full compliance with all applicable licensing requirements.

4.2.B                   Southwest will immediately and continuously throughout the term hereof provide advice with respect to the preparation and review of all financial projections and pre-opening and post-opening operating budgets to ensure that PR has reliable and accurate information with which to make its decisions.  Southwest will immediately advise PR of any deficiency in any such budget and provide PR with recommendations for corrections and/or changes thereto.  Such advice will include, without limitation, training of appropriate personnel with respect thereto in order to facilitate the successful operation of the Casino.

4.2.C                   Southwest will analyze and provide PR with written comments regarding any projections and all budgets prepared (or which need to be prepared) for the Casino.  Southwest will assist PR in the development and preparation of an initial annual budget for the Casino. The initial annual budget will be consistent with, to the extent reasonably practicable, gaming industry standards.  The Annual Budget will cover, among other items, the following sections:

(i)                                    Operating Budget:  A budget that states in detail, among other items, anticipated income, expense and reserves on a month-by-month basis, supported by estimates of patronage,

2

sources of income and expense, and similar items, and is tied to the strategic plan, both short term and long term;

(ii)                                Capital Expense Budget:  A budget that covers, among other items, anticipated and proposed capital expenditures for the year, with justification for each capital expenditure, and which is tied to the strategic plan for the Casino, both short term and long term;

(iii)                            Casino Contracts:  A separate schedule, including all anticipated material contracts for the Casino, including the identities of anticipated contracting parties, if known, and a detailed explanation of the purpose for each such contract (which such material contracts will include, without limitation, all material licenses and permits, contracts, agreements, leases and any other undertakings which may be required and/or material to/for the operation of the Casino);

(iv)                               Labor Budget:  A separate schedule enumerating, by job description, all employees (and the number thereof) required to fill all necessary positions on each shift, and the hours and days per week of employment of each such employee; and

(v)                                   Salary/Wage Schedule:  Detailed salary and wage schedules for each position in the Casino including the terms of any proposed fringe benefits and paid time off such as vacations, bonuses, sick leave, etc.  Southwest shall advise PR as to the industry norm regarding all benefits for employees (at each level) employed to work in the Casino.  Southwest will also recommend to PR any incentives for attracting and/or retaining top management.

4.2.D                   Southwest will advise PR on the industry standards for cash and security controls and compliance procedures for the Casino, at all times in accordance with applicable laws and regulations.  In conjunction therewith, Southwest will assist PR in the development, adoption, and implementation of a written system of internal controls and compliance procedures, including granting credit to Casino patrons, procurement and inventory control, and the safekeeping and monitoring of all monies, inventory and other items of value in connection with the Casino’s gaming operations, sales, receipts, prizes, gaming and other activities relating to the operation of the Casino and the implementation of such procedures to be utilized by Casino personnel.  Southwest will also cooperate with PR and its auditors with respect to any control recommendations that PR’s auditors may suggest and which PR has agreed to implement.

4.2.E                     Southwest will assist in the establishment of security procedures to have all gaming materials and receipts secured at all times, including the placement of such funds in the facility safe or vault and otherwise complying with any requirements imposed or recommended by any insurer of PR, the Casino and its property, security, auditing or bonding.  Southwest will also analyze whether any rooms in which a safe or vault is maintained will be equipped with coded-access alarms, television monitors, motion detectors, or such other security systems to maintain adequate 24-hour security, where appropriate.  Southwest shall provide PR with its comprehensive recommendation for the security of the Casino, its assets and its patrons.

4.3                               Human Resources.

4.3.A                   Southwest will review and advise PR regarding staffing needs and necessary training of personnel, and will evaluate each position, consistent with gaming industry standards, to achieve the most efficient staffing for each shift.

4.3.B                   Southwest will advise and assist PR with respect to the development of procedures and forms for interviewing, evaluating, hiring and maintaining Casino employees who meet all testing, background examination and licensing standards as required by all applicable law.

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4.3.C                   Southwest will evaluate and advise PR regarding surveillance and security systems and personnel, including the development of procedures, forms and training programs necessary or appropriate for the operation of the Casino.

4.3.D                   Southwest will review, evaluate and make recommendations to PR with regard to personnel policies and procedures, addressing, but not limited to, the following concerns:

(i)	Standards of personal and professional conduct;
(ii)	Employee and management communication guidelines;
(iii)	Customer and guest relations;
(iv)	Development and discipline standards;
(v)	Harassment in the workplace;
(vi)	Employee substance and alcohol abuse;
(vii)	Employee smoking and tobacco product use;
(viii)	Employee attendance;
(ix)	Standards of appearance;
(x)	Grievance and termination review;
(xi)	References and recommendations;
(xii)	Telephone use standards;
(xiii)	Employee assistance;
(xiv)	Outside employment;
(xv)	Found money;
(xvi)	Illegal activities;
(xvii)	Pre- employment and employment drug and illegal substance testing; and
(xviii)	Compliance with the gaming ordinance and regulations.

4.4                               Marketing.

4.4.A                   Southwest will advise PR with respect to, and assist PR in the development and implementation of a pre-opening advertising, public relations and marketing plans for the Casino, including:

(i)                                    Assistance in (A) establishing a Casino marketing department, (B) developing and using a data base marketing system, and (C) gathering, by survey or otherwise, information from customers to evaluate customer experiences at the Casino, including likes and dislikes; and

(ii)                                Advice and employee training programs regarding marketing, promotion and signage for the Casino as a whole.

4.4.B                   Southwest will advise PR regarding the use of newsletters, player’s clubs, mailing lists, tour operators, or other forms of marketing, promotion and advertisement.

4.4.C                   Southwest will provide recommendations for advertising placement and purchasing.  Recommended expenditures for advertising will be in accordance with the industry standards for an operation of comparable size.  Southwest will recommend placement of advertising and a marketing strategy that maximizes market potential for the Casino.

4.4.D                   Southwest will provide recommendations and advice for establishing and maintaining good relationships with the media, together with a protocol for dealing with the media.

4.5                               Advice and training regarding the mix of games offered by the Casino.  Southwest will advise PR regarding all factors to be considered, the weight given to each, and all other relevant information for selecting the types and mixes of gaming to be available in the Casino in order to maximize profits, and the manner in which such mixes should be modified from time to time in order

4

to continue to meet customer demand to ensure the highest return to PR from operation of the Casino.

4.6                               Compliance.  Southwest will review and advise PR regarding all compliance systems and manuals, internal controls, procedures and employee training and implementation of same, to ensure that the Casino is run in compliance with all applicable laws, regulations and licensing requirements.

4.7                               Insurance.  Southwest will advise PR regarding appropriate insurance coverage and minimum coverage levels for all aspects of the Casino operation, in accordance with industry standards.  If requested, by PR, Southwest will provide PR with a list of recommended insurers through which appropriate insurance coverage for the Casino may be obtained.

5.              Management Services after Casino Opens.  Southwest will consult with and advise PR regarding the operation of the Casino after the Casino opens to the public.  Southwest will provide management services to the Casino both in a corporate capacity and through the General Manager of the Casino.  Southwest will not be involved in any way in the management of any other facilities or services of the Punta Cana resort, including without limitation, food and beverage services, hotel, condominiums, and any other amenities or services provided by PR other than the Casino.

5.1                               Southwest’s responsibilities include management and advice regarding, but not limited to, the following:

5.1.A                   Supervising and managing all activities necessary for the conduct of gaming at the Casino.

5.1.B                   Equipping, maintaining and improving the Casino, including management of the mix of games offered by the Casino as described in Section 4.5 of this Agreement.

5.1.C                   In conjunction with PR, establishing the operating days and hours at the Casino.

5.1.D                   Managing, implementing and enforcing the human resources program, policies and practices developed in accordance with Section 4.3 of this Agreement, including hiring, firing, training and promoting employees at the Casino, which includes overseeing the initial hiring, qualifying and training process for Casino employees, all in accordance with practices and procedures approved by PR, in its sole discretion.

5.1.E                     Managing and implementing the marketing and promotion activities developed in accordance with Section 4.4 of this Agreement.

5.1.F                     In conjunction with PR, establishing, maintaining and managing appropriate security personnel, systems and protocols with respect to the Gaming Operations at the Casino, its customers and employees and the handling of monies related to the Gaming Operations at the Casino; provided, however, that at no time shall Southwest’s handling of monies related to the Gaming Operations of the Casino exceed the authority granted pursuant to the policies and procedures prepared by Southwest and agreed to in writing by PR.

5.1.G                   Maintaining all books and records necessary for the Gaming Operations at the Casino.  Notwithstanding the foregoing, Southwest shall provide PR with complete and unfettered access to the books and records of the Casino.

5.1.H                   Implementing and managing the compliance systems developed in accordance with Section 4.6 of this Agreement to comply with laws and regulations that apply to the operation of the Casino.  This will include providing PR with all information necessary for PR to comply with laws and regulations that apply to the operation of the Casino.

5

5.1.I                        Such other duties agreed upon from time to time by Southwest and PR.

5.2                               General Manager.  Subject at all times to the prior consultation with, and consent and approval of PR, Southwest will appoint and hire, as an employee of Southwest, as the on-site General Manager of the Casino.  The General Manager will have primary authority over the operation of the Casino and all Casino personnel and who will make, or delegate to an appropriate staff member responsibility and authority for making, all day-to-day business decisions required for the operation of the Casino; provided, however, that in no event shall the General Manager delegate any responsibility expressly set forth in the General Manager’s job description, prepared by Southwest and approved in writing by PR, as non-delegable.  The General Manager will have ultimate authority over and responsibility for adequately supervising and monitoring these delegated tasks. The General Manager will be an employee of Southwest.  The salary and costs of benefits provided to the General Manager will be paid by Southwest, except that any bonus paid to the General Manager based on the performance of the Casino (which bonus must be approved by PR) will be paid by the Casino and considered a Casino Operating Expense.

5.3                               Standard of Care.  In the exercise of its management duties hereunder, Southwest and General Manager shall at all times manage and maintain the Casino in a manner utilizing standards and procedures which are comparable to the management of a “first-class” casino similar in quality to existing casinos in the Caribbean, subject to such adjustments as Southwest, in its reasonable, good-faith discretion, deems necessary or appropriate.  Southwest shall establish such standards and procedures in consultation with PR.

6.              EMPLOYEES AND OPERATIONS

6.1                               Personnel.  All employees of the Casino will be PR employees assigned to the Casino under the authority and supervision of the General Manager, who will work in conjunction with Southwest.  Employees of the Casino must not be employees of Southwest.  All responsibility for employment decisions, including, but not limited to, the hiring, firing, promotion, transfer, compensation and discipline of employees will, however, be the sole responsibility of Southwest, who will make these decisions in accordance with the rules, regulations, policies and procedures and prudent employment practices established by Southwest and approved by PR in its sole discretion, for use in the operation of the Casino.

6.2                               Security Clearance and Background Reviews.  Southwest must conduct adequate background reviews, at a minimum, in accordance with industry standards, as may be necessary and appropriate to the position to be filled and the responsibilities of that position at the Casino.  Any background review must be sufficient to meet the requirements of Applicable Law.

6.3                               Limited Appointment of Southwest as Agent of PR.  Southwest is appointed, delegated, retained and authorized to act on behalf of PR as PR’s agent in carrying out solely those duties set forth herein which are necessary to the proper and efficient management and operation of the Casino; provided, however, that Southwest’s actions as agent hereunder shall at all times be in strict compliance with the terms and conditions hereof and the policies and procedures prepared by Southwest and approved in writing by PR.

6.4                               Operation of General Business and Business Affairs.  Southwest will advise and consult with PR regarding the day-to-day operation of the gaming operations and the Casino, including, but not limited to, the advice with respect to the general business and business affairs of PR in connection with the operation, equipping, management and maintenance of the Casino

6.5                               Engage Other Professionals.  Southwest will recommend to PR and with the prior written consent of PR, arrange for the engagement of other advisors and appropriate professionals

6

from time-to-time as reasonably necessary to promote the sound and efficient operation of the Casino.

7.     BUDGETING, ACCOUNTING AND FINANCIAL REPORTING

7.1          Budgeting.  At least ninety (90) days before the start of each fiscal year of the Casino, Southwest will submit to PR a detailed proposed annual budget for the next fiscal year as described in Section 4.2.C.  Southwest will then consult with PR regarding the proposed budget for a period of thirty (30) days immediately following delivery thereof and negotiate with PR during such period any requested revisions to the proposed budget.  Within fifteen (15) days of the termination of such immediately preceding thirty (30) day period, PR will provide Southwest with a written list of all line items included thereon with respect to which the parties have failed to agree and to which PR objects (the “Objection List”).  Southwest and PR will negotiate in good faith to resolve such line items prior to the start of the upcoming fiscal year; provided, however, that PR shall have the ultimate authority to approve such disputed line items listed in the Objection List which have not been resolved between the parties, in a form, satisfactory to PR.  Such approval must be at least ten (10) days prior to the start of the next fiscal year (this approved budget is referred to as the “Annual Budget” in this Agreement).  In the event the parties are still negotiating any disputed items on the Objection List at the time of the start of the fiscal year, to the extent such disputed items were on the prior year’s budget, until resolved, such disputed item shall be included in the Annual Budget using the prior fiscal year’s amounts until a resolution of such disputed item has been made.  Southwest may submit revised budgets to PR during the fiscal year if necessary to reflect significant unexpected events or changes or unanticipated revenue or expenses.  Upon approval by PR, a revised budget will become the Annual Budget.

7.2          Emergency Expenses.  Whenever, by reason of circumstances beyond the reasonable control of the parties, emergency expenditures are required to be made to ensure that the operations of the Casino are maintained, or to protect life, person or property, Southwest shall immediately notify PR, or vice versa, of such emergency and the parties will immediately negotiate in good faith any necessary modification to the Annual Budget to enable the parties to undertake to correct the emergency.

7.3          Accounting.  Southwest will assist in the creation and maintenance of, and provide oversight to, the accounting systems and procedures described in Section 4.2. that must, at a minimum:  (a) include an adequate system of internal accounting controls; (b) permit the preparation of financial statements in accordance with GAAP; (c) be susceptible to audit; and (d) permit PR and Southwest to accurately calculate Southwest’s compensation.

7.4          Financial Records and Statements.  Southwest will cause the Casino to maintain full and accurate books and records pertaining to the operation of the Casino.  PR and its authorized representatives shall have full and unfettered access to the Casino’s books and records.  The Casino’s books will be kept in compliance with GAAP and the requirements of any other applicable laws or regulations.  Southwest will cause the Casino’s in-house accounting/bookkeeping staff to prepare and provide to PR and Southwest a weekly revenue flash report and comparative monthly, quarterly and annual financial statements showing all sales, revenue, other income and all other amounts collected and received, and all expenses, deductions and disbursements made therefrom in connection with the operation of the Casino and in conformance with the Budget and appropriate accounting standards followed by the Casino.  PR will engage Ernst & Young, or such other accounting firm reasonably acceptable to Southwest, to perform an annual audit of the annual financial statements and of the Casino revenue and of all major contracts for supplies, services or concessions reflected in the Casino Operating Expenses.  The annual audited financial statements

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must be delivered to Southwest and PR as soon as available, but in no event more than ninety (90) days after the end of each fiscal year of the Casino.

8.     EXPERIENCE, SUITABILITY, AND AUTHORITY

8.1          Experience.  Southwest represents and warrants to PR that Southwest has the experience and ability to successfully open and the experience of successfully operating, a gaming enterprise substantially equivalent to the projected size and revenue of the Casino.

8.2          Suitability of Southwest.  Southwest represents and warrants that each of Southwest and every officer, director, employee or agent of Southwest, is of good repute and moral character, and none of them (i) has been denied a gaming license by any gaming licensing jurisdiction, (ii) currently has a gaming license which has been suspended by any gaming licensing jurisdiction, (iii) has had a gaming license revoked by any gaming licensing jurisdiction, or (iv) is employed in any part-time or full-time employment with a government or private employer in any capacity that would create a conflict of interest between Southwest’s employment and the interests and objectives of PR.  No officer, director, employee, agent or shareholder of Southwest has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, nor has any such person had any association with individuals or entities connected with organized crime, nor is any such person or entity a person or entity whose prior activities, criminal record, if any, or reputation, habits and associations pose a threat to the public interest or the effective regulation of gaming, or who would create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming, or the carrying on of the business and financial arrangements incidental thereto.

8.3          Background Investigation.  Upon execution of this Agreement, each of Southwest and PR will have a period of thirty (30) days in which to complete any background or other suitability investigation into the other party that Southwest or PR deems necessary.  Each of Southwest and PR agrees to provide promptly to the other any information reasonably requested by the other in connection with their respective background investigations.  If either Southwest or PR concludes, each in its sole discretion, that it is unable or unwilling to work with the other as a result of any background investigation they choose to pursue, this Agreement will terminate immediately upon written notice to the other party and be of no further force or effect and no compensation will be due nor will any liability arise to or from Southwest and PR.

8.4          Authority.  Southwest and PR have all required corporate power and authority to enter into and perform its respective obligations in accordance with this Agreement.  The undersigned representatives of Southwest and PR have full power and authority to enter into this Agreement and to bind Southwest and PR, respectively, to the terms and conditions hereof.

8.5          Insurance.  Southwest currently has in place the insurance coverage listed on Schedule 8.5 hereto, which such schedule contains the name of the insurer, a description of the coverage, the coverage limitations and the maximum amount per claim and in the aggregate under each such policy.  Southwest warrants that such insurance coverage will cover all potential liabilities of Southwest arising hereunder.  Southwest covenants and agrees that at all times hereunder it will maintain the insurance policies set forth on Schedule 8.5, on terms and conditions at least as favorable as those described thereon, unless PR shall require a change in any of the terms or conditions thereof in light of the facts and circumstances at such time, upon thirty (30) days notice to Southwest.  PR shall be named an additional insured on each such policy and each policy shall contain a provision whereby the insurer shall be required to provide PR with prior written notice of any default hereunder, which PR in its sole discretion may cure, and thirty (30) days prior written notice of the termination of any such policy.  Any amounts paid by PR hereunder shall reduce

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amounts payable to Southwest under this Agreement, unless paid by Southwest to PR within five (5) days of payment by PR.  Upon delivery to PR of copies of all of the insurance policies for the coverage listed on Exhibit 8.5 and proof of insurance containing the terms and conditions contained herein, with PR named as an additional insured, PR shall have fourteen business days (14) to review such information and if deemed inadequate by PR, in its sole discretion, to terminate this Agreement by notice to Southwest.

9.     COMPLIANCE WITH LAWS.  Southwest agrees and covenants that it complies and will continue to comply with all applicable laws pertaining to its status as a gaming consultant, and when applicable, manager of gaming operations, including all applicable licensing requirements.  All advice provided by Southwest to PR will at all times, if followed by PR, be in full compliance with applicable law.

10.  COMPENSATION OF SOUTHWEST.  In consideration for the services performed by Southwest under this Agreement, PR will pay to Southwest the following:

10.1        Pre-opening Services.  For consulting, advisory and training services provided by Southwest to PR prior to the Casino Opening Date, PR agrees to pay a consulting fee to Southwest equal to $50,000 per month for each full or partial calendar month before the Casino Opening Date.  PR will make successive $50,000 payments to Southwest on the 1st day of each month.

10.2        Management Services.  For continuing consulting, advisory and management services provided to PR with respect to the Casino after the Casino Opening Date, beginning the first full calendar month of Casino operations, Southwest will be paid a monthly fee equal to five percent (5%) of Net Casino Revenues (as defined below), but not less than $100,000 per month.  To the extent five percent (5%) of Net Casino Revenues is less than $100,000 in any month, such deficiency amount will be debited to a deficit account established on the Casino’s books and records.  In any month that five percent (5%) of Net Casino Revenues exceeds $100,000, the management fee will be reduced to $100,000 and the excess credited to the deficit account.  At year end PR will pay Southwest the $100,000 of Net Casino Revenues as the final monthly management fee for the then fiscal year.  Following the audit of the Casino in accordance with Section 7.4 herein, including the deficit account so established, and within sixty (60) days of delivery of the audited financials of the Casino, the positive balance, if any, in the fee deficit account will be paid to Southwest as the final payment for the prior fiscal year.

10.2.A    Net Casino Revenues means the Gross Gaming Revenues of the Casino less (a) amounts paid out as, or paid for, prizes and (b) operating expenses of the Casino as described below (“Casino Operating Expenses”).  For purposes hereof, “Gross Gaming Revenues” shall mean (y) in the case of machines, drop from the machines less jackpots and fills and, (z) in the case of table games, drop less fills.

10.2.B    Net Casino Revenues will include an amount equal to eight percent (8%) of the face value of any free play on slot machines and similar games, and eighteen percent (18%) of the face value of any free play on table games given to resort guests by PR.  These percentages will be adjusted annually throughout the term of this Agreement to equal the actual % of hold to drop for machine play and table games at the Casino.

10.2.C    Casino Operating Expenses means the following direct costs of operation of the Casino incurred during the applicable fiscal period:

(i)            Wages, salaries, training and benefit expenses for employees of the Casino (including all expenses related to background checks and licensing of Casino employees and any bonus paid to General Manager, if any);

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(ii)           Materials and supplies used in the Casino post Casino Opening Date;

(iii)         All operational maintenance expenses of the Casino and its gaming equipment, post Casino Opening Date;

(iv)          Any costs incurred in connection with the licensing and regulation of the Casino’s gaming operations;

(v)            All costs of Casino-specific marketing programs;

(vi)          Actual cost of all promotional goods provided to Casino patrons by the Casino;

(vii)         Actual costs of travel provided to Casino patrons by the Casino; and

(viii)        Taxes and other fees imposed by the licensing authority of the Casino.

10.2.D    Casino Operating Expenses also include the following indirect or shared operating expenses of the Casino:

(i)            Costs of lodging at the Moon Palace Resort provided by the Casino to Casino patrons.  Lodging costs will be charged to the Casino at the rate of $100/person/night double occupancy, or $150/person/night single occupancy, during the fiscal year 2009.  Thereafter, PR shall be permitted to make reasonable adjustments to such rates on an annual basis by delivery of the new rate schedule to be used hereunder to Southwest.  These rates include lodging and all other “all-inclusive” amenities provided without additional charge to resort guests generally.  Southwest covenants and agrees that such rates may not be disclosed by Southwest or its Representatives to anyone, and will be subject to the confidentiality provisions contained in Section 13.

(ii)           Costs of any other resort amenities (i.e. golf, spa services) provided to Casino patrons by the Casino that are not included in the resort’s all-inclusive rates will be charged to the Casino at the actual cost to the resort of providing such amenities.

(iii)         A portion of any expenses for marketing efforts coordinated between the Casino and the resort generally.  PR and Southwest will agree upon the appropriate portion of the expenses to be charged to the Casino on a case-by-case basis.  In no event shall the shared marketing expense be included in 10.2C above.

10.2.E     Casino Operating Expenses do not include, and no deduction will be made when determining Net Casino Revenues for the following charges or expenses:

(i)	The management fee (or any part thereof) paid to Southwest under this Agreement.

(ii)	Any charge in the nature of overhead for the resort generally.

(iii)	Any charge in the nature of rent or utility expenses.

(iv)	Any charge in the nature of interest expense.

(v)	Any charge in the nature of depreciation or amortization.

10.3        Reimbursement of Pre-Opening Costs.  PR will reimburse or pay directly any and all reasonably documented pre-approved costs incurred by Southwest in fulfilling Southwest’s responsibilities under this Agreement approved in accordance with the terms of this Agreement (the “Pre-Opening Expenses”); provided, however, that such costs will not include: its employees salaries or related benefit costs, taxes on income earned hereunder, licensing fees incurred by Southwest as a result of its doing business in the Dominican Republic, and any other similar general business or

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overhead expenses incurred by Southwest as a result of its entering into this Agreement.  Pre-Opening Expenses will include the pre-approved costs of architects, interior designers, information technology, surveillance, lighting and other consultants and advisers retained to assist in the initial design of the Casino, as well as other pre-approved, pre-opening costs incurred in connection with the development of the Casino.  Pre-Opening Expense also includes any pre-opening marketing and pre-opening labor costs, including wages paid to PR employees in training, to the extent not paid directly by PR.  Southwest will submit its Pre-Opening Expenses to PR for reimbursement in accordance with the procedures communicated to Southwest by PR from time to time.  Southwest must receive approval from PR before incurring any single Pre-Opening Expense not included in a PR approved budget.  If Southwest incurs any single Pre-Opening Expense before receiving written approval from PR, PR may, but is not obligated to, reimburse such expense.  For purposes of this Agreement, the following expenses that may be incurred by Southwest will not be Pre-Opening Expenses and will be paid by Southwest and will not be reimbursed (in whole or in part as described below) by PR:

10.3.A    Pre-opening Travel Expenses.  Before the Casino Opening Date, PR will reimburse to Southwest fifty percent (50%) of all expenses incurred by Southwest for travel, food and lodging for Southwest personnel providing Consulting Services under this Agreement.  Total travel expenses reimbursed by PR before the Casino Opening Date cannot exceed $50,000 plus $5,000 for each month after August 2008 that Southwest provides pre-opening consulting services, without the express written consent of PR to such additional travel expenses.

10.3.B    Market Study.  Southwest paid all expenses incurred in connection with the completion of an independent third party market study for the Casino prepared by Gaming Market Advisors.

10.4               Reimbursement of Management Costs.  The Casino will reimburse or pay directly any and all pre-approved reasonable costs incurred by Southwest in fulfilling Southwest’s responsibilities under this Agreement after the Casino Opening Date (the “Continuing Expenses”).  Except as stated below, Continuing Expenses will include all pre-approved costs that may be incurred by Southwest in connection with the operation of the Casino, including marketing expenses and labor costs, which include wages paid to PR employees in training, to the extent not paid directly by PR, as well as all expenses incurred by Southwest for travel, food and lodging for Southwest personnel providing Services under this Agreement after the Casino Opening Date.  Southwest will submit its Continuing Expenses to the Casino for reimbursement in accordance with the standard expense approval procedures established for the Casino.  Southwest must receive approval from PR before incurring any single Continuing Expense item that is not included in the Annual Budget of the Casino.  If Southwest incurs any single Continuing Expense item that is not included in the Annual Budget before receiving approval from PR, PR may, but is not obligated to, reimburse such expense.

10.5               Operational Consultants and Advisors.  The fees and expenses of any consultants and professional advisors engaged by PR or engaged by Southwest with the approval of PR will be paid by the Casino.

10.6               Expenses Approvals.  All expenses requiring approval hereunder must receive the prior written approval of Mr. Roberto Chapur or Mr. Rodrigo Chapur, or such other person as shall be designated from time to time, in writing, by Mr. Roberto Chapur.

11.  INDEPENDENT CONTRACTOR. Both PR and Southwest agree that Southwest will act strictly as an independent contractor in the performance of its duties under this Agreement.  Accordingly, Southwest will be responsible for payment of all taxes including federal, state and local taxes arising

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out of Southwest’s activities in accordance with this Agreement, including by way of illustration but not by limitation, federal and state income tax, social security tax, unemployment insurance taxes, and any other taxes or gaming or business license fees as may be required.

12.  NO PARTNERSHIP, NO THIRD PARTY BENEFICIARIES.  Nothing in this Agreement may be deemed as creating a partnership, joint venture or similar business relationship between Southwest and PR.  Nothing in this Agreement may be construed to create any contract right on the part of any third party or any duty or obligation to such third party on the part of Southwest or PR whatsoever.

13.  CONFIDENTIAL INFORMATION. Each Party agrees that any information received by it or any agent, representative, officer, director, partner, shareholder, member, employee, affiliate, consultant or other professional retained by it (“Representatives”), concerning the other party during the performance of this Agreement, regarding the other parties’ organization, financial matters, marketing plans, or other information of a proprietary, confidential or personal nature, will be treated by such party as “Confidential Information”  The Confidential Information may not be disclosed at any time to the public or to any third party.  During the Term of this Agreement and from and after the date on which this Agreement is terminated, each party agrees to, and agrees that its Representatives will, keep confidential and refrain from using, divulging, disclosing or making available or assessable to any person, employer or other entity or to use, or permit the use of, for its own benefit or for the benefit of others, at any time, any or all of the Confidential Information.  In the event that a party or any of its Representatives becomes legally compelled to disclose any Confidential Information, such party agrees to provide the other party with prompt written notice so that the such party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In the event that such a protective order or other remedy is not timely obtained, or that the party owning the Confidential Information waives compliance in writing with the provisions of this Agreement, the other party shall furnish only that portion of the Confidential Information which the disclosing party’s counsel advises in writing is legally required, and shall exercise its best efforts to obtain reliable assurances that the Confidential Information so furnished shall be afforded confidential treatment.  Each party (on its own behalf and on behalf of its Representatives) acknowledges that a breach by it or its Representatives of the terms of this Section would cause irreparable and irremediable injury or harm to the other party and its shareholders, affiliates, directors, officers, members, employees and clients, the damages for which would be difficult if not impossible to calculate or determine.  Accordingly, each party (on its own behalf and on behalf of its Representatives) acknowledges and agrees that upon the occasion of its or its Representatives breach hereunder, the other party shall be entitled to specific performance of the covenants of this Agreement, including temporary or permanent injunctive relief to the extent permissible, in addition to such other equitable and legal remedies as may be available under the circumstances.  In addition, PR acknowledges and agrees that Southwest is a public company that is required to file periodic reports and other information with United States Securities and Exchange Commission and provide public information in accordance with the rules and regulations of the Securities and Exchange Commission.  Nothing in this Agreement limits the ability of Southwest to make such filings and announcements as Southwest reasonably determines, in its sole discretion, are required or advisable under applicable securities laws.  This provision will survive the termination of this Agreement.

14.  TERMINATION AND DEFAULT.

14.1        Involuntary Termination Due to Changes in or Compliance with Applicable Laws.  It is the understanding of the parties that the operation of the Casino will comply with all applicable laws. If this Agreement or the Casino is determined by a court of competent jurisdiction no longer to be lawful, the obligations of the parties will immediately cease and this Agreement will

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be null and void.  In the event that Southwest determines the Casino or its operations may not comply with rules, regulations or laws applicable to the Casino, PR or Southwest, Southwest may terminate this Agreement.

14.2        Events of Default.

14.2.A    Any one or more of the following will constitute an event of default as that term is used in this Agreement:

(i)            Upon a default in the payment of any amount due under this Agreement if such default continues for more than ten (10) days after the due date thereof; or

(ii)           Upon any material default in the observance or performance of any covenant, condition, or agreement by either party and such default has continued for more than thirty (30) days after receipt of written notice to cure the default; or

(iii)         Upon any breach by Southwest of any of its representations or warranties provided herein and such breach has not been cured within thirty (30) days after delivery of written notice to cure the breach; or

(iv)          If either party shall become insolvent, or shall make a transfer for the benefit of its creditors; or

(v)            If either party shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of any governmental authority, or either party is adjudged bankrupt or insolvent in proceedings filed against such party thereunder; or

(vi)          If a receiver or trustee shall be appointed for a party or for all or substantially all of its assets, and such appointment is not vacated or otherwise caused to be set aside within ninety (90) days from the occurrence thereof; or

(vii)         Southwest shall lose any license that it holds or is required to hold to perform its services hereunder; or

(viii)        By PR, in accordance with Section 8.5 hereof; or

(ix)          in the event the real property upon which the Casino is built is taken by condemnation at any time during the term hereof, PR may terminate this Agreement. .

14.3        Termination.

14.3.A    After the end of the second full year of Casino Operations, PR may terminate this Agreement at the end of any full year of operation of the Casino if Net Casino Revenues during that year are more than thirty percent (30%) lower than the Net Casino Revenues stated in the Annual Budget of the Casino for that year.  Such termination shall be effective ninety (90) days after delivery of written notice of termination to Southwest.

14.3.B    After the end of each successive six (6) month period of Casino Operations, PR may terminate this Agreement by notice to Southwest if the average Casino win percentage for the games twenty-one (blackjack), craps, roulette and baccarat during such six (6) month period is 25 percent or more below the average win percentages for twenty-one of 11.41%, craps of 13.35%, roulette of 17.94% and baccarat of 12.46% (as reported by the Nevada State Gaming Control Board for the Clark County Las Vegas Strip Area during period April 1, 2007 to March 31, 2008) (each, the “Las Vegas %”).  For purposes of clarification, the Las Vegas %s used herein will be changed annually, unless such percentages are changed and available every six (6) months from the Nevada State Gaming Board for the Clark County Las Vegas Strip Area, in which event such Las Vegas %s

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shall be changed hereunder every six (6) months.  For purposes of determining whether the average Casino win percentage is 25% or more below the Las Vegas %, actual Casino drop (cash in the table drop box plus any credit issued) for each of twenty-one, craps, roulette and baccarat will be multiplied by the Las Vegas % applicable to each game to determine the theoretical win for that game.  The theoretical win for the four games will then be totaled to determine the aggregate theoretical win.  The aggregate theoretical win will then be compared to the actual Casino win (drops minus fills, plus credits, plus the net change between the opening and closing value of the dealer’s tray) for twenty-one, craps, roulette and baccarat.

14.3.C    The non-defaulting party may terminate this Agreement immediately upon an Event of Default (as defined in Section 14.2) by the other party.

14.4        Rights on Termination.  If PR exercises its right to terminate this Agreement, PR will pay Southwest all fees due Southwest under this Agreement to the date of termination and reimburse all expenses incurred by Southwest in accordance with this Agreement up to the date this Agreement terminates as determined under Section 14.3 (the “Early Termination Date”).  PR will pay all such fees on or before the Early Termination Date and reimburse all such expenses no later than fifteen (15) days after the later of (a) the Early Termination Date; or (b) the date Southwest submits expenses for reimbursement in accordance with this Agreement.

15.  FORCE MAJEURE.  All obligations set forth in this Agreement will be subject to impossibility of performance as a consequence of any strike, lock-out, fire, destruction, acts of God, restrictions of any governmental authority, civil commotion, unavoidable casualty or other cause beyond the control of either party (including, but not limited to, material damage by hurricane), and neither party shall be deemed to be in default hereunder if such performance is delayed as a result of such impossibility and any corresponding payment obligations arising during the suspended period shall be waived; provided, however, that if such suspended performance cannot be performed within nine (9) months as a result of such impossibility, PR may terminate this Agreement, at its option, by thirty (30) days prior notice to Southwest.

16.  SEVERABILITY.  To the extent any provision of this Agreement is found invalid or unenforceable, it will be considered deleted from this Agreement and the remainder of that provision and this Agreement will be unaffected and will continue in full force and effect.

17.  GOVERNING LAW.  The parties acknowledge and agree to comply with applicable governmental law in connection with the development and operation of the Casino.  The terms of this Agreement shall be governed and construed under the laws of the State of New York without regard to principles of conflicts of law.  If an inconsistency or conflict between the terms of this provision and any other provision in any document made a part of this transaction occurs, the terms of this provision will control and prevail.

18.  NOTICES.  Any notice required to be given under this Agreement will be delivered by hand, by nationally recognized overnight courier, or by certified mail, return receipt requested, addressed as follows:

to PR at:

Operadora Dominicana Macao, S.A.

c/o PALACE RESORTS

8725 NW 18TH Terrace Suite 301

Miami, Florida 33172
Attention:  Lourdes Rodriguez
Fax. No.:  (305) 416-6567

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Email:  lrodriguez@palaceresorts.com

With a copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York  10178-0061
Attention:  William L. Bricker, Jr.
Fax No.: (212) 697-1559
Email:  wbricker@curtis.com

to Southwest at:

Southwest Casino Corporation

2001 Killebrew Drive, Suite 350

Minneapolis, Minnesota 55425

Attention: Thomas E. Fox, President
Fax. No.: 952-853-9991
Email: tefox@swcasino.com

With a copy to:

Southwest Casino Corporation
2001 Killebrew Drive, Suite 350
Minneapolis, MN 55425
Attention: General Counsel
Fax. No.: 952-853-9991

Email: tsnook@swcasino.com

The above addresses may be changed at any time by written notice to the other party.

19.  ASSIGNMENTS.  This Agreement is for personal services and specialized experience and expertise of Southwest and may not be assigned by either party without the written consent of the other party; provided, however, that PR may assign this Agreement to an affiliate who is the assignee of the resort and the Casino.

20.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties on the subject matters stated in this Agreement, and neither party is relying on any statements, representations or promises made by another (whether or not a party hereto) that are not in this document.  This document will be deemed drafted by both parties and will not be construed against any party by virtue of such draftsmanship.

21.  NATURE OF SERVICES AND RECOMMENDATIONS.  Southwest will use commercially reasonable efforts when providing its services and recommendations under this agreement.  Southwest and PR agree that the nature of the services and recommendations that Southwest will provide under this agreement require Southwest to apply its experience and expertise on behalf of PR and the Casino, which requires the application of considerable judgment and the making of assumptions, all of which may prove inaccurate.  PR and Southwest acknowledge and agree that in providing consulting, advisory and management services under this Agreement, Southwest is not

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guaranteeing the success of the Casino and nothing in this Agreement can be construed as an assurance or guarantee of any operating result or level of performance of the Casino.  Southwest does not guarantee any level of performance or profitability, including without limitation revenue, profits, net income, cash flow or customer levels at the Casino.  Except as set forth in Section 22, in no event will Southwest be liable, for any payment to PR in excess of the fees actually paid to Southwest by PR nor will Southwest be liable to PR, whether in contract, warranty, tort or otherwise for any special, indirect, incidental or consequential damages of any kind or nature whatsoever.

22.  INDEMNITY.  (a)         Southwest hereby indemnifies and holds PR, any of its shareholders, members, directors, managers, officers, employees, affiliates, agents and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all judgments, damages, liabilities, losses, penalties, excise taxes, fines, fees, costs, expenses (including, but not limited to fees and expenses of attorneys and other professionals) and awards finally determined to be due and owing, and amounts actually paid in settlement by PR, directly or indirectly, arising out of or related to the bad faith, willful misconduct, willful negligence or fraud of Southwest, its shareholders, members, directors, managers, officers, employees, affiliates, contractors or subcontractors, agents or representatives in carrying out or failing to carry out its duties, obligations and liabilities under the Agreement.  Any amounts not paid within five (5) days of submission of a claim therefore by PR shall reduce any amount due to Southwest hereunder.

22.1.A    Notice of Third Party Claim.  PR shall promptly notify Southwest (the “Indemnifying Party”) in writing within fifteen (15) days of notice of any pending or threatened claim or demand asserted by a third party which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (“Third Party Claims”) against the Indemnified Party, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 22 except to the extent the Indemnifying Party is materially prejudiced by such failure.  Subject to the Indemnifying Party’s right to defend in good faith Third Party Claims as hereinafter provided, the Indemnifying Party shall satisfy or contest its obligations under this Section 22 within fifteen (15) days after the receipt of written notice thereof from the Indemnified Party.  If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from a Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within fifteen (15) days of the receipt of such notice from the Indemnified Party; provided, however, that the Indemnified Party may participate in such defense and retain separate counsel at its own cost and expense, without prejudice to the rights of the parties to control the defense of their respective interests.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party.  No such Third Party Claim may be settled by the Indemnifying Party without the written consent of the Indemnified

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Party (which consent shall not be unreasonably withheld); provided, however that any such settlement shall in all cases release the Indemnified Party from all liability with respect thereto.

22.1.B    Claims between PR and Southwest.  PR and Southwest shall attempt to resolve between themselves any claims for indemnification hereunder not a result of a Third Party Claim.  The notification provisions of Section 22.1A shall also apply to claims between PR and Southwest.

22.1.C    Survival.  This indemnity shall survive the termination of this Agreement.

23.  AMENDMENTS.  This Agreement may only be amended in a writing signed by both parties.

24.  USE OF INFORMATION AND MATERIALS.  This Agreement will not be construed as granting any rights or interest to PR with respect to the equipment of Southwest or to the use of any of the proprietary marks of Southwest without the prior written approval of Southwest.  However, project deliverables and all other materials provided to PR as part of Southwest’s duties under this Agreement will become the property of PR.  Information contained in any operations, personnel, marketing, internal controls and other manuals, as well as operating procedures which will be developed and utilized by Southwest for PR are the property of PR.

Southwest agrees that this Agreement will not be construed as granting Southwest any rights or interest of whatever nature in or to PR’s proprietary information and materials provided to Southwest in the course of this Agreement, nor to any service marks, trademarks or other intellectual property owned or licensed by PR and used in the operation of the Casino.  Southwest agrees that all such information is the sole and exclusive property of PR, and Southwest will not utilize such information, nor reproduce it for use by others, nor provide it to any other person, corporation, or business entity of whatever kind without the express written consent of PR.

Remainder of page intentionally blank.

Signatures on next page.

17

IN WITNESS WHEREOF, Southwest and PR have executed this Agreement as of the date first stated above.

SOUTHWEST CASINO CORPORATION

By:
Name:
Title:

OPERADORA DOMINICANA MACAO, S.A.

By:
Name:
Title:

18

Exhibit 99.1

SOUTHWEST CASINO CORPORATION TO MANAGE DOMINICAN REPUBLIC CASINO FOR PALACE RESORTS

Minneapolis, MN – June 26, 2008 - Southwest Casino Corporation (OTCBB: SWCC) announced today that it has entered into an agreement with a subsidiary of Palace Resorts to manage the casino at the Moon Palace Casino, Golf and Spa Resort in Punta Cana, Dominican Republic.  The casino will be part of a 1700-room, all-inclusive luxury resort that Palace Resorts is constructing on the far eastern tip of the Dominican Republic.  Palace Resorts plans to open the Moon Palace Casino, Golf and Spa Resort in Fall 2008.  Southwest has been consulting with Palace Resorts on the design, development and operation of the casino since September 2007.

Under the new agreement, Southwest will continue to assist Palace Resorts in all phases of design, game selection, training and equipping the casino as a consultant and then manage the casino for five years after it opens in late 2008 or early 2009.  As manager, Southwest will be responsible for all aspects of casino operations and will work with Palace Resorts to market the casino and the resort as a gaming destination.  Southwest receives a monthly fee as a consultant and will receive management fees equal to 5 percent of net casino income after the casino opens, subject to a minimum monthly fee.

“We are excited to announce this extension of our relationship with Palace Resorts.  We have enjoyed working with them as consultants and know that their world-class, luxury resorts match our model for a premier casino offering world-class customer service to its patrons” said Jim Druck, Southwest’s CEO. “We appreciate the chance to help them develop this facility as consultants and look forward to the opportunity and challenges as manager of bringing our joint vision of an elegant, full-service Caribbean casino to reality at the Moon Palace in Punta Cana.”

About Southwest Casino Corporation

Southwest Casino Corporation develops, owns, operates, manages and provides consulting services to casinos, gaming facilities and related amenities.  Southwest owns and operates the Gold Rush Hotel and Casino and Gold Digger’s Casino in Cripple Creek, Colorado.  In addition, Southwest owns a 50 percent membership interest in North Metro Harness Initiative, LLC, which owns and operates Running Aces Harness Park in Columbus, Minnesota.  Southwest’s corporate offices are located at 2001 Killebrew Drive, Suite 350, Minneapolis, Minnesota 55425.

This Press Release does not constitute an offer of to sell or solicitation of an offer to buy any securities.

This Press Release contains forward-looking statements about Southwest’s ongoing business. These forward-looking statements involve risks and uncertainties that could cause the statements to be incorrect or cause actual results to differ materially.  Many of those risks are described in the Risk Factors section of Southwest’s Annual Report on Form 10-KSB filed March 31, 2008.  Other risks applicable to these forward-looking statements are described elsewhere in the Annual Report as well as the company’s other periodic reports filed with the Securities and Exchange Commission. Southwest does not undertake to update any forward-looking statements it makes; but may choose from time to time to update them and, if it does, will disseminate the updates to the investing public.

Contact:

Southwest Casino Corporation

Thomas E. Fox, 952-853-9990

President

Or

Investor Relations:

Strategic Growth International

Stan Altschuler, 212-838-1444

saltschuler@sgi-ir.com

or

Richard Cooper, 212-838-1444

rcooper@sgi-ir.com

OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Approval: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response………………5.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Southwest Casino Corporation and Brian Foster have agreed that, effective June 30, 2008, Mr. Foster will no longer act as Southwest Casino Corporation’s Vice President of Native American Operations and will no longer be an executive officer of the corporation. Mr. Foster will continue to work with Southwest in numerous capacities.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: July 7, 2008

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President

3

UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Approval: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 5.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2008

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 1, 2008, North Metro Harness Initiative, LLC (“North Metro”) entered into Amendment No. 2 to its Credit Agreement dated as of April 20, 2007 by and among North Metro, other designated Loan Parties, Black Diamond Commercial Finance, L.L.C. (“Black Diamond”), as Agent, Lead Arranger and a Lender and other Lenders (the “Credit Agreement”).  The Credit Agreement provides financing for the construction and opening of Running Aces Harness Park by North Metro.  Amendment No. 2 amends the Credit Agreement to, among other things, (1) increase the total amount of the financing by $600,000 from $41.7 million to $42.3 million, (2) increase the interest rate applicable to the financing by 0.30%, and (3) temporarily reduce North Metro’s requirements for available cash from $1,250,000 to $750,000.  The available cash requirement will increase incrementally over five months, returning to $1,250,000 as of November 30, 2008.  The increase in the loan amount and reduction in the available cash requirement were needed due to the expense of completing 50 days of live harness racing before North Metro could open its 50-table card room, as required under state law.  The card room opened on June 30, 2008.

In connection with Amendment No. 2, on July 1, 2008, Southwest Casino Corporation and its wholly owned subsidiary Southwest Casino and Hotel Corp. entered into a Limited Guaranty in favor of Black Diamond, as agent under the Credit Agreement.  Southwest Casino and Hotel Corp owns a 50 percent membership interest in North Metro.  Under the Limited Guaranty, Southwest Casino Corporation and Southwest Casino and Hotel Corp. agree to guaranty a maximum of $1 million plus certain costs of the $42.3 million in financing provided to North Metro under the Credit Agreement, as amended.  The limited guaranty will remain in full force and effect until the earlier of June 30, 2010 or the date on which the North Metro financing is repaid in full.

As a condition to entry into Amendment No. 2, Southwest Casino and Hotel Corp. and MTR-Harness, Inc., the other 50 percent member in North Metro Harness Initiative, LLC, were required to make an aggregate of $615,000 in additional membership contributions to North Metro.  These additional membership contributions were made on or about June 20, 2008.

The foregoing description of the terms and conditions of Amendment No. 2 to Credit Agreement and the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01               Financial Statements and Exhibits

(c)   Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Amendment No. 2 to Credit Agreement by and among North Metro Harness Initiative, LLC, other Loan Parties, Lenders, and Black Diamond Commercial Finance, L.L.C. as Agent, dated July 1, 2008.	Filed herewith
10.2	Limited Guaranty by and among Southwest Casino Corporation, Southwest Casino and Hotel Corp. and Black Diamond Commercial Finance, L.L.C. as Agent, dated July 1, 2008.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: July 8, 2008

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President

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Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”) is entered into as of July 1, 2008, by and among NORTH METRO HARNESS INITIATIVE, LLC, a Minnesota limited liability company (“Borrower”), the other persons designated as “Loan Parties” on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware limited liability company (in its individual capacity, “BDCF”), as Agent.  Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, Borrower, the other Loan Parties, Agent and Lenders have entered into that certain Credit Agreement, dated as of April 20, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Agent and Lenders have agreed to amend certain terms of the Credit Agreement as described herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)                                  Clause (l) of the definition of “Permitted Encumbrances” is hereby amended and restated to read in its entirety as follows:

                “(l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of fixed assets acquired after the Closing Date, provided that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien (a) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (b) is not less than 75% of fair market value of the applicable property and (3) the Indebtedness secured thereby is permitted to be incurred pursuant to this Agreement;”

(b)                                 Clause (o) of the definition of “Permitted Encumbrances” is hereby amended and restated to read in its entirety as follows:

                “(o) [reserved]; and”

(c)                                  Section 2.1(a) of the Credit Agreement is hereby amended by addition the following new sentence hereto at the end of such first paragraph:

“(a)         Notwithstanding anything to the contrary contained herein, the Borrower may borrow Advances, in an aggregate amount not to exceed $600,000, on July 1, 2008 (and the provisions of (i) Section 2.1(b) (other than Section 2.1(b)(iii)(C) and Section 2.1(b)(iii)(D)) shall be not be applicable to any such Advance and (ii) Section 3.2 (i), (ii), (iii), (iv), (vii), (viii), (ix), (x) and (xi) shall not apply to any such Advance (and the entire amount of such Advance shall be funded by Grand Central Asset Trust, BDC Series).”

(d)                                 Section 2.1(a) of the Credit Agreement is hereby amended by deleting the dollar amount “$104,250” which appears therein and replacing the same with the dollar amount “$105,750”.

(e)                                  Section 2.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.2         Interest and Applicable Margins

(a)           Borrower shall pay interest to Agent, for the ratable benefit of Lenders with respect to the Term Loan made by each Lender, in arrears on each applicable Interest Payment Date, with respect to such portion of the Term Loan designated as an Index Rate Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, with respect to such portion of the Term Loan designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

As of the Closing Date, the Applicable Margins are as follows:

Applicable Term Loan Index Margin	4.00%

Applicable Term Loan LIBOR Margin	6.00%

Applicable Unused Line Fee Margin	4.50%

As of July 1, 2008, the Applicable Margins shall be as follows:

Applicable Term Loan Index Margin	4.30%

Applicable Term Loan LIBOR Margin	6.30%

Applicable Unused Line Fee Margin	4.80%

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On and after the Project Opening, the Applicable Margins shall be as follows:

Applicable Term Loan Index Margin	2.80%

Applicable Term Loan LIBOR Margin	4.80%

Applicable Unused Line Fee Margin	4.80%”

(f)                                    Section 6.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(c)         Indebtedness not to exceed $2,500,000 (less the aggregate amount of all Indebtedness permitted pursuant to Section 6.1(d) hereof that refinanced Indebtedness previously permitted pursuant to this Section 6.1(c)) in an aggregate principal amount at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases and purchase money Indebtedness for the purchase of fixed assets;”

(g)                                 Section 6.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“6.16           Availability.  The Borrower shall at no time set forth below permit the sum of Availability and Unrestricted Cash to be less than the amount set forth below opposite such time.

Time	Amount

From and including July 1, 2008 through but excluding August 31, 2008	$750,000

From and including August 31, 2008 through but excluding September 30, 2008	$850,000

From and including September 30, 2008 through but excluding October 31, 2008	$950,000

From and including October 31, 2008 through but excluding November 30, 2008	$1,100,000

At all times on or after November 30, 2008	$1,250,000

(h)                                 Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as Annex A hereto.

SECTION 2.           Representations And Warranties Of Loan Parties.  Each Loan Party represents and warrants that:

(a)                                  The consummation of the transactions contemplated hereby does not and will not (i) violate or conflict with any laws, rules, regulations or orders of any Governmental Authority

3

or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Loan Party or any of its Subsidiaries or (ii) require the consent of, or any filing with, any Person that has not been obtained or made;

(b)           The execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate action and is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)           Each of the representations and warranties of each Loan Party contained in the Loan Documents are true, correct and complete as of the date (except to the extent that such representation or warranty expressly relates to an earlier date in which case it shall be true as of such earlier date);

(d)           After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

SECTION 3.           Condition To Effectiveness.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           Evidence satisfactory to the Agent that the Borrower has received an aggregate cash equity capital contribution from Sponsors on or about June 20, 2008 of at least $615,000 (it being agreed that such equity contribution shall not, pursuant to Section 2.5(d) of the Credit Agreement be required to be used to prepay the Term Loan);

(b)           Execution and delivery of this Agreement by the Borrower, Hotel, Agent and the Requisite Lenders;

(c)           Each representation and warranty contained herein shall be true and correct in all material respects;

(d)           Execution and delivery by each of MTR-Harness, Inc. and MTR Gaming Group, Inc. of the consent and reaffirmation attached hereto as Exhibit A;

(e)           Execution and delivery by each of Southwest Casino and Hotel Corp. and Southwest Casino Corporation of the consent and reaffirmation attached hereto as Exhibit B; and

(f)            Receipt by the Agent of each of the documents and agreements described in Annex I hereto.

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SECTION 4.           Reference To And Effect Upon The Credit Agreement.

(a)           Except as specifically modified above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute an amendment of any provision of the Credit Agreement or any Loan Documents, except as specifically set forth herein.

SECTION 5.           Costs And Expenses.  Borrower agrees to reimburse Agent for all reasonable fees, costs and expenses incurred by Agent, including the reasonable fees, costs and expenses of counsel or other advisors to Agent for advice, assistance, or other representation in connection with this Agreement.

SECTION 6.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

SECTION 7.           Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 8.           Counterparts.  This Agreement may be executed in any number of counterparts (including by means of facsimile transmission), each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature pages follow)

5

IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

BORROWER:

NORTH METRO HARNESS INITIATIVE, LLC

By:
Name:
Title:

OTHER LOAN PARTIES:

NORTH METRO HOTEL, LLC

By:
Name:
Title:

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C.,
as Agent

By:
Name:
Title:

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.,
as a Lender

By:
Name:
Title:

GRAND CENTRAL ASSET TRUST, BDC SERIES,
as a Lender

By:
Name:
Title:

Exhibit 10.2

LIMITED GUARANTY

This LIMITED GUARANTY (as amended, restated, modified or supplemented and in effect from time to time, this “Guaranty”), dated as of July 1, 2008, is entered into by and among Southwest Casino Corporation, a Nevada corporation (“SCC”), Southwest Casino and Hotel Corp., a Minnesota corporation (“SCH”) (SCC and SCH are referred to herein each individually as a “Guarantor” and collectively, as the “Guarantors”), and BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., a Delaware limited liability company, as Agent.  Unless otherwise specified herein, capitalized terms used in this Guaranty shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

I.              RECITALS

WHEREAS, subject to the terms and conditions of that certain Credit Agreement dated as of April 20, 2007 by and among North Metro Harness Initiative, LLC, a Minnesota limited liability company (“Borrower”), the other Loan Parties, Agent and the Lenders (as defined therein) (as amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), the Lenders agreed to make the Initial Advance and additional Advances to Borrower;

WHEREAS, Borrower, the other Loan Parties, Agent and Lenders are contemporaneously herewith executing that certain Amendment No. 2 to Credit Agreement dated as of the date hereof (the “Second Amendment”) pursuant to which, among other things, certain of the Lenders have agreed to make additional credit available to the Borrower;

WHEREAS, the Guarantors will derive direct and indirect economic benefits from the making of additional credit available to the Borrower and the continued making of Advances to Borrower; and

WHEREAS, in order to induce Agent and the Lenders to enter into the Second Amendment and to induce certain of the Lenders to provide additional credit to the Borrower and continue to make Advances, each Guarantor has agreed to guarantee payment of the Obligations as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and other good and valuable consideration, it is agreed as follows:

II.            GUARANTY

Each Guarantor, jointly and severally, hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, and performance of the Obligations (the “Guaranteed Obligations”).  Notwithstanding the foregoing, the maximum aggregate amount of Guaranteed Obligations that the Guarantors are guaranteeing hereunder shall be limited to $1,000,000 plus the Additional Costs (as defined below) related to such amount.  For the purposes of this Guaranty, the term “Additional Costs” shall mean all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Lender (i) in attempting to collect any amount due under this Guaranty or (ii) in prosecuting any action against one or more Guarantors and all interest, fees, costs and expenses owing to Agent or any Lender after the commencement of bankruptcy proceedings with respect to any Guarantor (whether or not the same may be collected while such proceedings are pending).  For the avoidance of doubt, unless one or more Guarantors fail to promptly comply with their obligations hereunder after written notice from Agent or any Lender, the term “Additional Costs” does not include fees, costs and expenses incurred in attempting to collect any amount due from the Borrower or from any other guarantor (other than a Guarantor) of all or part of the Guaranteed Obligations or incurred in prosecuting any action against Borrower or any other guarantor (other than a Guarantor) of all or part of the Guaranteed Obligations.

Each Guarantor hereby agrees that this Guaranty is a present and continuing guaranty of payment and not of collection and that its obligations hereunder shall be unconditional, irrespective of (i) the validity or enforceability of the Guaranteed Obligations or any part thereof, or of any of the Loan Documents, (ii) the waiver or consent by Agent or any Lender with respect to any provision of any Loan Document, or any amendment, modification or other change with respect to any Loan Document, (iii) any merger or consolidation of Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations into or with any Person or any change in the ownership of the equity of Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations, (iv) any dissolution of any Guarantor or any insolvency, bankruptcy, liquidation, reorganization or similar proceedings with respect to Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations, (v) any action or inaction on the part of Agent or any Lender, including without limitation the absence of any attempt to collect the Guaranteed Obligations from Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations or other action to enforce the same or the failure by Agent to take any steps to perfect and maintain its Lien on, or to preserve its rights to, any security or collateral for the Guaranteed Obligations, (vi) Agent’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) any borrowing or grant of a Lien by Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s or any Lender’s claims for repayment of the Guaranteed Obligations, (ix) Agent’s or any Lender’s inability to enforce the Guaranteed Obligations as a result of the automatic stay provisions under Section 362 of the Bankruptcy Code, (x) the discharge or release by Agent and/or Lenders of any Guarantor’s obligations and liabilities under this Guaranty, (xi) whether any other Person guarantees any Obligations or any Person is released from any guaranty of any Guaranteed Obligations or (xii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, any Guarantor or any other guarantor of all or part of the Guaranteed Obligations.

No payment made by or for the account or benefit of any Guarantor (including, without limitation, (i) a payment made by Borrower in respect of the Guaranteed Obligations, (ii) a payment made by any other Guarantor pursuant to this Guaranty, (iii) a payment made by any Person under any other guaranty of the Guaranteed Obligations or (iv) a payment made by means of set-off or other application of funds by Agent or any Lender) pursuant to this Guaranty shall entitle such Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower, and each Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by Guarantors under this Guaranty, until the

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Guaranteed Obligations have been indefeasibly paid in full in cash and the Credit Agreement has been terminated.

Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of any bankruptcy proceeding (or other insolvency proceeding) of Borrower, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete and irrevocable payment and performance of the obligations and liabilities contained herein.  No notice to Guarantors or any other party shall be required for Agent, on behalf of Agent or any Lender, to make demand hereunder.  Such demand shall constitute a mature and liquidated claim against Guarantors.  Upon the occurrence and during the continuance of any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against Borrower, any other Guarantor, any other Person or any security or collateral for the Guaranteed Obligations.  Agent shall have the exclusive right to determine the application of payments and credits, if any, from Guarantors, Borrower, any other Person, or any security or collateral for the Guaranteed Obligations, on account of the Guaranteed Obligations.

Agent and Lenders are hereby authorized, without notice or demand to Guarantors and without affecting or impairing the liability of Guarantors hereunder, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations or otherwise modify, amend or change the terms of any Loan Document, (ii) accept partial payments on the Guaranteed Obligations, (iii) take and hold collateral for the payment of the Guaranteed Obligations, or for the payment of this Guaranty, or for the payment of any other guaranties of the Guaranteed Obligations or other liabilities of Borrower, and exchange, enforce, waive and release any such collateral, (iv) apply such collateral and direct the order or manner of sale thereof as in their sole discretion they may determine, (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any collateral therefor in any manner, (vi) take any other action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges and/or (vii) extend or waive the time for any Loan Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance.

At any time after maturity of the Guaranteed Obligations, Agent and Lenders may, in their sole discretion, without notice to Guarantors and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Guaranteed Obligations (i) any indebtedness due or to become due from Agent or any Lender to Guarantors and (ii) any moneys, credits or other property belonging to Guarantors at any time held by or coming into the possession of Agent or any Lender or any Affiliates thereof, whether for deposit or otherwise.

Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof that diligent inquiry would reveal,

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and each Guarantor hereby agrees that neither Agent nor any Lender shall have any duty to advise Guarantors of information known to such Agent or Lender regarding such condition or any such circumstances.  Each Guarantor hereby acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by Agent or any Lender in obtaining such information.  In the event Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantors, neither Agent nor any Lender shall be under any obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Agent or such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to Guarantors.

Each Guarantor consents and agrees that neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Guarantors or against or in payment of any or all of the Guaranteed Obligations.  Each Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.

Each Guarantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty.  Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, or any interest under or on any Loan Document is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Agent to secure payment of the Guaranteed Obligations.

III.           MISCELLANEOUS

Each Guarantor hereby represents and warrants to Agent and Lenders that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) its jurisdiction of organization, federal employee identification number, organizational identification number, chief executive office and principal place of business are as set forth in Schedule III hereto, (iii) the execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official, do not violate, conflict with or cause a breach or a default under any provision of material applicable law or regulation, any of its organizational documents or any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its properties

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and do not result in the creation or imposition of any Lien upon any of the property of such Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders and (iv) this Guaranty, and each other Loan Document to which it is a party, constitutes a valid and binding agreement or instrument of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Agent or Lenders, except as expressly set forth in a writing duly signed and delivered on Agent’s behalf by an authorized officer or agent of Agent.  Agent’s or any Lender’s failure at any time or times hereafter to require strict performance by Guarantors of any of the provisions, warranties, terms and conditions contained in this Guaranty shall not waive, affect or diminish any right of Agent and Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Agent or any Lender, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Agent, and directed to Borrower or a Guarantor, as applicable, specifying such waiver.  No failure or delay by Agent or any Lender in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

This Guaranty shall be binding upon Guarantors and their respective successors and assigns and shall inure to the benefit of Agent and Lenders and their respective successors and assigns, except that no Guarantor may assign its obligations hereunder without the written consent of Agent.  All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement; provided, that such notices shall be given to Guarantors at their respective address or facsimile number set forth on the signature pages hereof.

This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of (x) June     , 2010 and (y) the date referred to in clause (b) of the defined term “Maturity Date”.

Each Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

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EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS.  EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS WITH REGARD TO THIS GUARANTY AND AGREES THAT ALL SUCH SERVICE OF PROCESS WITH REGARD TO THIS GUARANTY MAY BE MADE UPON SUCH GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GUARANTOR, AT THE ADDRESS OF ITS CHIEF EXECUTIVE OFFICER SET FORTH IN SCHEDULE III TO THIS GUARANTY AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

EACH GUARANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  EACH GUARANTOR AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH GUARANTOR AND AGENT WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

In addition to and without limitation of any of the foregoing, this Guaranty shall be deemed to be a Loan Document.

Notwithstanding anything in this Guaranty to the contrary, nothing in this Guaranty may be construed to deem either Guarantor to be a “Borrower” or a “Loan Party” under the Credit Agreement or any other Loan Document.

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IN WITNESS WHEREOF, the parties have executed this Guaranty as of the date first written above.

GUARANTORS:

SOUTHWEST CASINO CORPORATION

By:
Name:
Its:

SOUTHWEST CASINO AND HOTEL CORP.

By:
Name:
Its:

BLACK DIAMOND COMMERCIAL FINANCE,
L.L.C.,
as Agent

By:
Name:
Its: